EXHIBIT 4.3
EXECUTION VERSION

CREDIT AGREEMENT

Dated as of August 11, 2017
among
DISCOVERY COMMUNICATIONS, LLC,
as the Company,
DISCOVERY COMMUNICATIONS, INC.,
as the Facility Guarantor,
the Lenders party hereto,
GOLDMAN SACHS BANK USA,
as Administrative Agent,
MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED,
BARCLAYS BANK PLC, BNP PARIBAS SECURITIES CORP.,
CITIBANK, N.A., CREDIT SUISSE SECURITIES (USA) LLC,
MIZUHO BANK, LTD. and ROYAL BANK OF CANADA,
as Co-Documentation Agents,
and
GOLDMAN SACHS BANK USA,
MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED,
BARCLAYS BANK PLC, BNP PARIBAS SECURITIES CORP.,
CITIGROUP GLOBAL MARKETS INC., CREDIT SUISSE SECURITIES (USA) LLC,
MIZUHO BANK, LTD. and RBC CAPITAL MARKETS,
as Joint Lead Arrangers and Joint Bookrunners.

TABLE OF CONTENTS
Section    Page
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms    1
1.02Other Interpretive Provisions    29
1.03Accounting Terms    30
1.04Rounding    31
1.05Eurocurrency Rate    32
1.06[Reserved]    32
1.07[Reserved]    32
1.08Times of Day    32
ARTICLE II.
THE COMMITMENTS AND LOANS
2.01Committed Loans    32
2.02Borrowings, Conversions and Continuations of Committed Loans    32
2.03[Reserved]    34
2.04[Reserved]    34
2.05Prepayments    34
2.06Termination or Reduction of Commitments    35
2.07Amortization; Repayment of Loans    36
2.08Interest    36
2.09Fees    37
2.10Computation of Interest and Fees    38
2.11Evidence of Debt    38
2.12Payments Generally; Administrative Agent’s Clawback    38
2.13Sharing of Payments by Lenders    40
2.14[Reserved]    41
2.15[Reserved]    41
2.16[Reserved]    41
2.17Defaulting Lenders    41
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes    42
3.02Illegality    48
3.03Inability to Determine Rates    48
3.04Increased Costs; Reserves on Eurocurrency Rate Loans    49
3.05Compensation for Losses    51
3.06Mitigation Obligations; Replacement of Lenders    51
3.07Survival    52

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ARTICLE IV.
CONDITIONS PRECEDENT TO LOANS
4.01Conditions of Effectiveness    52
4.02Conditions to Closing Date    53
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
5.01Existence, Qualification and Power    56
5.02Authorization; No Contravention    56
5.03Governmental Authorization; Other Consents    56
5.04Binding Effect    57
5.05Financial Statements; No Material Adverse Effect    57
5.06Litigation    57
5.07No Default    58
5.08Ownership of Property; Liens    58
5.09Environmental Compliance    58
5.10Insurance    58
5.11Taxes    58
5.12ERISA Compliance    58
5.13Subsidiaries; Joint Ventures    59
5.14Margin Regulations; Investment Company Act    59
5.15Disclosure    60
5.16Compliance with Laws    60
5.17Taxpayer Identification Number; Other Identifying Information    60
5.18Intellectual Property; Licenses, Etc    60
5.19Sanctions Restrictions    61
5.20[Reserved]    61
5.21Anti-Corruption Laws    61
5.22EEA Financial Institutions    61
5.23Solvency    61
5.24Use of Proceeds    61
ARTICLE VI.
AFFIRMATIVE COVENANTS
6.01Financial Statements    61
6.02Certificates; Other Information    62
6.03Notices    65
6.04Payment of Obligations    65
6.05Preservation of Existence, Etc    65
6.06Maintenance of Properties    66
6.07Maintenance of Insurance    66
6.08Compliance with Laws    66
6.09Books and Records    66
6.10Inspection Rights    66

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6.11Use of Proceeds    67
6.12Approvals and Authorizations    67
6.13Sanctions    67
6.14Anti-Corruption Laws    67
6.15Joinder of Target to the Credit Agreement    67
6.16Additional Guarantors    67
ARTICLE VII.
NEGATIVE COVENANTS
7.01Liens    68
7.02Investments    70
7.03Indebtedness    71
7.04Fundamental Changes    73
7.05Dispositions    73
7.06Restricted Payments    74
7.07Change in Nature of Business    75
7.08Transactions with Affiliates    75
7.09Burdensome Agreements    76
7.10Use of Proceeds    77
7.11Financial Covenants    77
7.12Sanctions Restrictions    78
7.13Anti-Corruption Laws    78
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
8.01Events of Default    78
8.02Remedies Upon Event of Default    81
8.03Application of Funds    81
8.04Certain Funds Provisions    82
ARTICLE IX.
ADMINISTRATIVE AGENT
9.01Appointment and Authority    82
9.02Rights as a Lender    83
9.03Exculpatory Provisions    83
9.04Reliance by Administrative Agent    84
9.05Delegation of Duties    84
9.06Resignation of Administrative Agent    85
9.07Non-Reliance on Administrative Agent and Other Lenders    86
9.08No Other Duties, Etc    86
9.09Administrative Agent May File Proofs of Claim    86
9.10Collateral Matters    87

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ARTICLE X.
CONTINUING GUARANTY
10.01Guaranty    88
10.02Rights of Lenders    89
10.03Certain Waivers    89
10.04Obligations Independent    89
10.05Subrogation    90
10.06Termination; Reinstatement    90
10.07Subordination    91
10.08Stay of Acceleration    91
10.09Condition of the Company    91
ARTICLE XI.
MISCELLANEOUS
11.01Amendments, Etc    91
11.02Notices; Effectiveness; Electronic Communication    93
11.03No Waiver; Cumulative Remedies; Enforcement    95
11.04Expenses; Indemnity; Damage Waiver    96
11.05Payments Set Aside    98
11.06Successors and Assigns    98
11.07Treatment of Certain Information; Confidentiality    102
11.08Right of Setoff    104
11.09Interest Rate Limitation    104
11.10Counterparts; Integration; Effectiveness    105
11.11Survival of Representations and Warranties    105
11.12Severability    105
11.13Replacement of Lenders    105
11.14Governing Law; Jurisdiction; Etc    106
11.15Waiver of Jury Trial    108
11.16No Advisory or Fiduciary Responsibility    109
11.17Electronic Execution of Assignments and Certain Other Documents    109
11.18USA PATRIOT Act    110
11.19[RESERVED]    110
11.20Acknowledgement and Consent to Bail-In of EEA Financial Institutions    110
11.21ENTIRE AGREEMENT    110

SIGNATURES    S-1

4

SCHEDULES
2.01            Commitments and Applicable Percentages
5.12            Pension Plans
5.13            Subsidiaries; Joint Ventures
7.01            Existing Liens
7.03            Existing Indebtedness
11.02        Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A                Committed Loan Notice
B                [Reserved]
C-1            Note (Tranche 1 Loans)
C-2            Note (Tranche 2 Loans)
D                Compliance Certificate
E-1            Assignment and Assumption
E-2            Administrative Questionnaire
G                [Reserved]
H                [Reserved]
I                    [Reserved]
K                U.S. Tax Compliance Certificates
L                Solvency Certificate

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CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of August 11, 2017, among DISCOVERY COMMUNICATIONS, LLC, a Delaware limited liability company (the “Company”), DISCOVERY COMMUNICATIONS, INC., a Delaware corporation (the “Facility Guarantor”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and GOLDMAN SACHS BANK USA, as Administrative Agent.
The Facility Guarantor (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Section 1.01) intends to acquire the Acquired Business pursuant to the Acquisition Agreement. In connection with the Acquisition, the Company has requested the Lenders extend credit to enable it to borrow on the Closing Date a principal amount not in excess of $2,000,000,000 (consisting of a $1,000,000,000 three-year tranche 1 term loan and a $1,000,000,000 five-year tranche 2 term loan). The proceeds of borrowings hereunder are to be used to finance a portion of the cash consideration of the Acquisition, refinance Indebtedness of the Acquired Business and as otherwise permitted by Section 6.11.
The Lenders are willing to extend such credit to the Company on the terms and subject to the conditions herein set forth.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquisition” means acquisition by the Facility Guarantor, directly or indirectly, of the Acquired Business pursuant to the Acquisition Agreement.
“Acquired Business” means the Target and its subsidiaries.
“Acquisition Agreement” means that certain Agreement and Plan of Merger among the Target, the Facility Guarantor and Skylight Merger Sub, Inc., dated as of July 30, 2017.
“Acquisition Agreement Representations” means the representations and warranties relating to the Acquired Business made by or on behalf of the Acquired Business in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Facility Guarantor (and any of its affiliates that are a party to the Acquisition Agreement) have the right to terminate its (and their) obligations under the Acquisition Agreement (or otherwise decline to consummate the Acquisition) without liability to any of them as a result of a breach of such representations and warranties in such agreement.
“Act” has the meaning specified in Section 11.18.
“Administrative Agent” means Goldman Sachs Bank USA in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning specified in Section 11.02(c).
“Aggregate Commitments” means the Commitments of all the Lenders. As of the Closing Date, the Aggregate Commitments are $2,000,000,000.
“Aggregate Tranche 1 Commitments” means the Tranche 1 Commitments of all the Tranche 1 Lenders. As of the Closing Date, the Aggregate Tranche 1 Commitments are $1,000,000,000.
“Aggregate Tranche 2 Commitments” means the Tranche 2 Commitments of all the Tranche 2 Lenders. As of the Closing Date, the Aggregate Tranche 2 Commitments are $1,000,000,000.

“Agreement” means this Credit Agreement, as amended, restated, waived or otherwise modified from time to time.
“Applicable Loan Percentage” means (i) with respect to any Tranche 1 Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate Outstanding Amount of all Tranche 1 Loans represented by the aggregate Outstanding Amount of such Tranche 1 Lender’s Tranche 1 Loans at such time, and (ii) with respect to any Tranche 2 Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate Outstanding Amount of all Tranche 2 Loans represented by the aggregate Outstanding Amount of such Tranche 2 Lender’s Tranche 2 Loans at such time.
“Applicable Percentage” means (i) with respect to any Tranche 1 Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Tranche 1 Commitments represented by such Tranche 1 Lender’s Tranche 1 Commitment at such time, and (ii) with respect to any Tranche 2 Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Tranche 2 Commitments represented by such Tranche 2 Lender’s Tranche 2 Commitment at such time, subject in each case to adjustment as provided in Section 2.17. If the commitment of each Tranche 1 Lender to make Tranche 1 Loans has been terminated pursuant to Section 8.02 or if the Aggregate Tranche 1 Commitments have expired, in each case prior to the funding of the Loans, then the Applicable Percentage of each Tranche 1 Lender shall be determined based on the Applicable Percentage of such Tranche 1 Lender most recently in effect, giving effect to any subsequent assignments; and if the commitment of each Tranche 2 Lender to make Tranche 2 Loans has been terminated pursuant to Section 8.02 or if the Aggregate Tranche 2 Commitments have expired, in each case prior to the funding of the Loans, then the Applicable Percentage of each Tranche 2 Lender shall be determined based on the Applicable Percentage of such Tranche 2 Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Tranche 1 Lender is set forth opposite the name of such Tranche 1 Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Tranche 1 Lender becomes a party hereto, as applicable, and the initial Applicable Percentage of each Tranche 2 Lender is set forth opposite the name of such Tranche 2 Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Tranche 2 Lender becomes a party hereto, as applicable.
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:
Applicable Rate for Tranche 1 Commitments and Tranche 1 Loans

Pricing Level	Debt Ratings S&P/Moody’s	Ticking Fee	Applicable Margin for Eurocurrency Rate Loans	Applicable Margin for Base Rate Loans
1	A-/A3 or better	10.0 bps	87.5 bps	0.0 bps
2	BBB+/Baa1	12.5 bps	100.0 bps	0.0 bps
3	BBB/Baa2	15.0 bps	125.0 bps	25.0 bps
4	BBB-/Baa3	20.0 bps	150.0 bps	50.0 bps
5	BB+/Ba1 or worse	30.0 bps	175.0 bps	75.0 bps

Applicable Rate for Tranche 2 Commitments and Tranche 2 Loans

Pricing Level	Debt Ratings S&P/Moody’s	Ticking Fee	Applicable Margin for Eurocurrency Rate Loans	Applicable Margin for Base Rate Loans
1	A-/A3 or better	10.0 bps	100.0 bps	0.0 bps
2	BBB+/Baa1	12.5 bps	112.5 bps	12.5 bps
3	BBB/Baa2	15.0 bps	137.5 bps	37.5 bps
4	BBB-/Baa3	20.0 bps	162.5 bps	62.5 bps
5	BB+/Ba1 or worse	30.0 bps	187.5 bps	87.5 bps

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the Company’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if the Company has only one Debt Rating, the Pricing Level that is one level lower than that of such Debt Rating shall apply; and (d) if the Company does not have any Debt Rating, Pricing Level 5 shall apply.
Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vi). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
“Applicable Tranche 1 Loan Percentage” means, with respect to any Tranche 1 Lender at any time, such Tranche 1 Lender’s Applicable Loan Percentage at such time.
“Applicable Tranche 1 Percentage” means, with respect to any Tranche 1 Lender at any time, such Tranche 1 Lender’s Applicable Percentage at such time.
“Applicable Tranche 2 Loan Percentage” means, with respect to any Tranche 2 Lender at any time, such Tranche 2 Lender’s Applicable Loan Percentage at such time.
“Applicable Tranche 2 Percentage” means, with respect to any Tranche 2 Lender at any time, such Tranche 2 Lender’s Applicable Percentage at such time.
“Appropriate Lender” means, at any time, (a) with respect to any of the Tranche 1 Loans, a Tranche 1 Lender and (b) with respect to any of the Tranche 2 Loans, a Tranche 2 Lender.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means each of Goldman Sachs Bank USA, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Barclays Bank PLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Mizuho Bank, Ltd. and RBC Capital Markets, in its capacity as joint lead arranger and joint bookrunner.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Facility Guarantor and its Subsidiaries for the fiscal year ended December 31, 2016, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Facility Guarantor and its Subsidiaries, including the notes thereto.
“Availability Period” means the period from and including the Effective Date to and including the earliest of (i) the termination of the Acquisition Agreement, (ii) July 30, 2018, unless each of the Lenders shall, in their discretion, agree to an extension, (iii) the consummation of the Acquisition with or without the funding of the Loans (after giving effect to any Loans made) and (iv) the date of termination in full of the Aggregate Tranche 1 Commitments and Aggregate Tranche 2 Commitments pursuant to Section 2.06.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Banking Services” means each and any of the following bank services provided to the Company or any of its Subsidiaries: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards or non-card electronic payables and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Bonds” means the notes issued pursuant to the Indenture dated as of August 19, 2009, among the Company, the Facility Guarantor and U.S. Bank National Association.
“Borrowing” means a Tranche 1 Borrowing or a Tranche 2 Borrowing, as the context may require.
“Bridge Facility” means the $9,600,000,000 senior unsecured bridge credit facility contemplated by that certain commitment letter, dated July 30, 2017, among Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, the Facility Guarantor and the Company.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day.
“Capital Lease” means an obligation that is required to be classified as, and expenses in respect of which are recognized as, a capitalized lease for income statement reporting purposes in accordance with GAAP.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event by which both:

(a)    (i)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than any Significant Shareholder or any combination of Significant Shareholders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the equity securities of the Facility Guarantor or the Company entitled to vote for members of the board of directors or equivalent governing body of such Loan Party, measured by voting power rather than number of shares;
(ii)    the first day on which a majority of the members of the board of directors or other equivalent governing body of the Facility Guarantor cease to be composed of individuals (i) who were members of that board or equivalent governing body on August 19, 2009, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (in each case, such approval either by a specific vote or by approval of the Facility Guarantor’s proxy statement in which such member was named as a nominee for election as a director);
(iii)     the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Facility Guarantor and its Subsidiaries, or the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934) other than to the Facility Guarantor or one of its Subsidiaries;
(iv)     the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Securities Exchange Act of 1934 (or any successor provision) with respect to each class of the Facility Guarantor’s common stock, following which any Significant Shareholder or any combination of Significant Shareholders “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, more than 50% of the outstanding equity securities of the Facility Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Facility Guarantor measured by voting power rather than number of shares; or
(v)     the adoption of a plan relating to the liquidation, dissolution or winding up of the Facility Guarantor; and
(b)     within 60 days after the occurrence of any event described in clauses (a)(i) to (v), the Loan Parties shall not have procured and delivered to the Administrative Agent a rating of the Company’s non-credit enhanced, senior long-term debt from both of S&P and Moody’s of “BBB-” or better by S&P (or its equivalent under any successor rating category of S&P) and a rating of “Baa3” or better by Moody’s (or its equivalent under any successor rating category of Moody’s).
Notwithstanding anything to the contrary in the foregoing, the Transactions shall not constitute or give rise to a Change of Control.
“Closing Date” means the first date all the conditions precedent in Section 4.02 are satisfied or waived in accordance with Section 11.01.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means, as to each Lender, the sum of its Tranche 1 Commitment and its Tranche 2 Commitment.
“Committed Borrowing” means a Tranche 1 Borrowing or a Tranche 2 Borrowing.
“Committed Loan” means a Tranche 1 Loan or a Tranche 2 Loan.
“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.
“Company” has the meaning specified in the introductory paragraph hereto and any successor in interest thereto.
“Company Material Adverse Effect” has the meaning given to “Company Material Adverse Effect” in the Acquisition Agreement.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“consolidated” or “consolidated basis” means, with respect to the Company and its Subsidiaries, the consolidation of the accounts of each of the Subsidiaries with those of the Company in accordance with GAAP; provided that even if, following the Acquisition, the Target and the Acquired Business (or any portion thereof) are Subsidiaries of the Facility Guarantor but not Subsidiaries of the Company, the accounts of each of the Target and the Acquired Business (or such portion thereof) shall be treated as if they were consolidated into the accounts of the Company in accordance with GAAP.
“Consolidated EBITDA” means, for any Measurement Period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i)

Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense (other than Film Rights Amortization, but including amortization expense from launch and representation rights), (iv) expenses related to long term incentive plans of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period, (v) amounts attributable to a minority interest in any Subsidiary of the Company held by a Person (other than the Company or another Subsidiary of the Company) which do not represent a cash item in such period, (vi) amounts attributable to losses in respect of equity interests in unconsolidated Persons which do not represent a cash item in such period, and (vii) other non-recurring expenses or losses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Company and its Subsidiaries for such period and (ii) non-recurring gains of the Company and its Subsidiaries increasing such Consolidated Net Income which do not represent a cash item in such period or any future period.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments (net of cash or cash equivalents held on the balance sheet of the Facility Guarantor and its Subsidiaries in respect of Pre-Funded Acquisition Debt), (b) all purchase money Indebtedness (except as also excluded from clause (d) below), (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than (i) commercial letters of credit in an aggregate face amount of not more than $10,000,000 and (ii) surety bonds in an aggregate face amount of not more than $10,000,000), (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, to the extent applicable, net of cash or cash equivalents held on the balance sheet of the Facility Guarantor and its Subsidiaries in respect of Pre-Funded Acquisition Debt), (e) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any of its Subsidiaries, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or similar limited liability entity organized under the laws of a jurisdiction other than the United States or a state thereof) in which the Company or any of its Subsidiaries is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary.
“Consolidated Interest Charges” means, for any Measurement Period, for the Company and its Subsidiaries on a consolidated basis, the sum of, without duplication (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, but excluding any interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with Pre-Funded Acquisition Debt, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the Measurement Period then most recently ended on or prior to such date, to (b) Consolidated Interest Charges for such period.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the Measurement Period then most recently ended on or prior to such date.
“Consolidated Net Income” means, for any Measurement Period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Debt Rating” has the meaning specified in the definition of “Applicable Rate.”
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, judicial management or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans that are required to be funded hereunder on the Closing Date, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Company or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the

Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, judicial manager, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each other Lender promptly following such determination.
“Designated Default” means a Default under Sections 8.01(a), (f) or (g).
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is targeted by any Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. The term “Disposition” shall not include (a) any issuance of Equity Interests otherwise permitted by Section 7.06, (b) any Involuntary Disposition or (c) any cash payments otherwise permitted under this Agreement.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States that is not a Foreign Subsidiary.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition and is subject to the supervision of an EEA Resolution Authority, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), and (v) subject to such consents, if any, as may be required under Section 11.06(b)(iii)); provided that on and prior to funding of the Loans on the Closing Date, only an Eligible Lender may be an Eligible Assignee.
“Eligible Lender” means (i) Approved Lenders (as defined in the Fee Letter) and (ii) other persons approved by the Company in its sole discretion.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of the Company or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Facility Guarantor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Facility Guarantor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Facility Guarantor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Facility Guarantor or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Rate” means, (a) with respect to any Eurocurrency Rate Loan for any Interest Period, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)            for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;
provided that to the extent a comparable or successor rate is approved by the Administrative Agent (in consultation with the Required Tranche 1 Lenders and the Required Tranche 2 Lenders) in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Eurocurrency Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.”

“Event of Default” has the meaning specified in Section 8.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of February 4, 2016 among the Company, the Facility Guarantor, certain subsidiaries of the Company, the lenders from time to time parties thereto and Bank of America, N.A. as administrative agent, as amended, restated, supplemented, replaced, waived or otherwise modified from time to time.
“Existing Target Notes” means the Target’s 2.75% Senior Notes due 2019, 2.80% Senior Notes due 2020, 3.50% Senior Notes due 2022, 3.90% Senior Notes due 2024 and 3.95% Senior Notes due 2025 outstanding as of the Closing Date.
“Facility Guarantor” has the meaning specified in the introductory paragraph hereto and any successor in interest thereto.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, (b) any treaty, law, regulation or other official guidance enacted in any jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, with the purpose (in either case) of facilitating the implementation of clause (a) above, or (c) any agreement pursuant to the implementation of clauses (a) or (b) above with the United States Internal Revenue Service, the United States government or any governmental or taxation authority.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” means that certain Fee Letter, dated August 1, 2017, among the Facility Guarantor, the Company and Goldman Sachs Bank USA pertaining to the credit facilities provided for herein.
“Film Rights Amortization” means, for any Person, the amortization of payments for the acquisition of film rights and broadcast programming by such Person in accordance with GAAP.
“Foreign Lender” means a Lender that is not a U.S. Person. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia or that is a Foreign Subsidiary Holdco. For the avoidance of doubt, any Subsidiary of the Company that is organized and existing under the laws of Puerto Rico or any other territory of the United States of America shall be a Foreign Subsidiary.
“Foreign Subsidiary Holdco” means any Subsidiary of the Company designated as a Foreign Subsidiary Holdco by the Company, so long as such Subsidiary has no material assets other than securities, Indebtedness or receivables of one or more Foreign Subsidiaries (or Subsidiaries thereof), intellectual property relating solely to such Foreign Subsidiaries (or Subsidiaries thereof) and/or other assets (including cash and cash equivalents) relating to an ownership interest in any such securities, Indebtedness, intellectual property or Subsidiaries.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor” and “Guarantors” have the meanings specified in Section 10.01.
“Guaranty” means the Guaranty made by the Guarantors in favor of the Lender Parties pursuant to Article X.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Impacted Loans” has the meaning specified in Section 3.03.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all non-contingent obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    Capital Leases and Synthetic Lease Obligations;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or similar limited liability entity organized under the laws of a jurisdiction other than the United States or a state thereof) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the applicable Maturity Date.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Company in its Committed Loan Notice or such other period that is twelve months or less requested by the Company and consented to by all the Lenders; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the applicable Maturity Date.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in respect of any Investment. For the avoidance of doubt, advances and reimbursements to officers, directors or employees of the Company and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes shall not be deemed to be an Investment hereunder.
“Involuntary Disposition” means any casualty loss, destruction, condemnation or other involuntary taking by any Governmental Authority of any property of the Company or any of its Subsidiaries.
“IP Rights” has the meaning specified in Section 5.18.
“IRS” means the United States Internal Revenue Service.
“Joint Venture” means any Person (other than a wholly-owned Subsidiary of the Company) if any of the Equity Interests of such Person having ordinary voting power for the election of directors or other governing body of such Person are held by the Company and/or any of its Subsidiaries and the Company or any such Subsidiary is a party to a Joint Venture Agreement in respect of such Equity Interests.
“Joint Venture Agreement” means, for any Joint Venture, any stockholder agreement, voting trust agreement, limited liability company agreement, operating agreement or other similar agreement related to the ownership of the Equity Interests of such Joint Venture having ordinary voting power for the election of directors or other governing body of such Joint Venture among the owners of such Equity Interests.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lead Left Arranger” means Goldman Sachs Bank USA, in its capacity as an Arranger hereunder with “lead left” designation.
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes a Lender in its capacity as Tranche 1 Lender and as Tranche 2 Lender.
“Lender Parties” means, collectively, the Lenders and the Administrative Agent.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means a Tranche 1 Loan or a Tranche 2 Loan.
“Loan Documents” means this Agreement (including the Guaranty), each Note, any joinder agreement executed by the Target or any of its subsidiaries pursuant to Section 6.15, any joinder agreement executed by a Material Subsidiary to become a Guarantor pursuant to Section 6.16, and the Fee Letter.

“Loan Parties” means the Company and each Guarantor.
“Loan Party Materials” has the meaning specified in Section 6.02.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Master Agreement” has the meaning specified in the definition of “Swap Contract”.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Facility Guarantor and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Subsidiary” means any wholly-owned Domestic Subsidiary of the Company constituting a “significant subsidiary” in accordance with Rule 1-02 under Regulation S-X under the Securities Act.
“Maximum Rate” has the meaning specified in Section 11.09.
“Maturity Date” means the Tranche 1 Maturity Date in the case of the Tranche 1 Loans, and the Tranche 2 Maturity Date in the case of the Tranche 2 Loans; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Measurement Period” means a period of four consecutive fiscal quarters of the Company. Unless otherwise specified, on any date of determination, a reference herein to a Measurement Period shall be to such period then ended or then most recently ended, as the case may be, for which financial statements of the Facility Guarantor have been (or have been required to be) delivered under Section 6.01.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Facility Guarantor or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Facility Guarantor or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that: (i) (A) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (B) has been approved by the Required Lenders; (ii) (A) requires the approval of all Tranche 1 Lenders in accordance with the terms of Section 11.01 and (B) has been approved by the Required Tranche 1 Lenders; or (iii) (A) requires the approval of all Tranche 2 Lenders in accordance with the terms of Section 11.01 and (B) has been approved by the Required Tranche 2 Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note made by the Company in favor of a Lender evidencing Loans made by such Lender to the Company, substantially in the form of Exhibit C-1 (in the case of Tranche 1 Loans) and Exhibit C-2 (in the case of Tranche 2 Loans).
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-US jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date.
“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Facility Guarantor and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Priority Amount” on any date of determination means an amount equal to the sum of (a) 10% of the total consolidated assets of the Company and its Subsidiaries on such date; provided that, during the first 30 calendar days following the Closing Date, and for so long as the Target is not a Subsidiary Guarantor hereunder and the Existing Target Notes (and any refinancings, refundings, renewals or extensions thereof) are not obligations solely of the Company (and, at the option of the Company, the Facility Guarantor) during such 30 calendar day period, such amount shall be increased to the aggregate outstanding principal amount of the Existing Target Notes (or refinancings, refundings, renewals or extensions thereof) on such date if greater than 10% of the total consolidated assets of the Company and its Subsidiaries on such date, plus (b) for the Company and its Subsidiaries on a consolidated basis, outstanding Attributable Indebtedness on such date in respect of the Capital Leases identified on Schedule 7.01 and any renewals or extensions thereof permitted by Section 7.01(b).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Facility Guarantor or any ERISA

Affiliate or any such Plan to which the Facility Guarantor or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Pre-Funded Acquisition Debt” means Indebtedness incurred for the purpose of financing a significant acquisition (including for the avoidance of doubt the Acquisition, and with significance otherwise calculated in accordance with Article 11 of Regulation S-X under the Securities Act), which Indebtedness is issued in advance of the date of consummation of such significant acquisition; provided that in the event of the termination of the acquisition agreement for such significant acquisition as a result of the failure to consummate such significant acquisition, such Indebtedness shall be regarded as Pre-Funded Acquisition Debt solely for a period of 45 days after the termination of such acquisition agreement.
“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, for any transaction or proposed transaction deemed to have occurred on and as of the first day of a Measurement Period pursuant to Section 1.03(d), the following pro forma adjustments:
(a)in the case of any such transaction or proposed transaction that is a Disposition, all income statement items (whether positive or negative) attributable to property, line of business or the Person subject to such Disposition shall be excluded from the results of the Company and its Subsidiaries for such Measurement Period;
(b) in the case of any such transaction or proposed transaction that is an Investment, income statement items (whether positive or negative) attributable to property, line of business or the Person subject to such Investment shall be included in the results of the Company and its Subsidiaries for such Measurement Period;
(c)in the case of any retirement of Indebtedness or any Indebtedness that was or is to be repaid or refinanced in such transaction or proposed transaction, interest accrued on such Indebtedness during such Measurement Period shall be excluded from the results of the Company and its Subsidiaries for such Measurement Period (and to the extent not already excluded pursuant to any other clause of this definition or pursuant to Section 1.03(d), the principal amount of such Indebtedness shall also be excluded); and
(d)in the case of the incurrence or assumption of any Indebtedness in such transaction or proposed transaction, interest shall be deemed to have accrued on such Indebtedness during such Measurement Period (in the case of interest that accrues at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of the Company and its Subsidiaries for such Measurement Period.
“Public Lender” has the meaning specified in Section 6.02.
“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other Business Day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other Business Day as otherwise reasonably determined by the Administrative Agent).
“Recipient” means the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Register” has the meaning specified in Section 11.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, and advisors of such Person and of such Person’s Affiliates.
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Required Tranche 1 Lenders” means, at any time, Tranche 1 Lenders having Total Tranche 1 Credit Exposures representing more than 50% of the Total Tranche 1 Credit Exposures of all Tranche 1 Lenders. The Total Tranche 1 Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Tranche 1 Lenders at any time.
“Required Tranche 2 Lenders” means, at any time, Tranche 2 Lenders having Total Tranche 2 Credit Exposures representing more than 50% of the Total Tranche 2 Credit Exposures of all Tranche 2 Lenders. The Total Tranche 2 Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Tranche 2 Lenders at any time.
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Responsible Officer” means (a) the chief executive officer, president, chief financial officer, senior executive vice president, executive vice president, senior vice president, vice president – treasury, treasurer, assistant treasurer or controller of a Loan Party, (b) solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party, and (c) solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means, for any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc. and any successor thereto.
“Same Day Funds” means immediately available funds.
“Sanction(s)” means any international economic sanction imposed, administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Significant Shareholder” means each of (a) Advance/Newhouse Programming Partnership, (b) the Facility Guarantor or any of its Subsidiaries, and (c) any other Person if 50% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account any option rights) is “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Securities and Exchange Act of 1934), directly or indirectly, by Advance/Newhouse Programming Partnership or the Facility Guarantor or one of its Subsidiaries or any combination thereof.
“Significant Subsidiary” means, as of any date of determination, each direct or indirect Subsidiary of the Company that either (i) has assets as of such date the book value of which is equal to 5% or more of the consolidated total assets as of the last day of the four fiscal quarter period of the Company most recently ended for which financial information is available or (ii) had revenues in such four fiscal quarter period equal to 5% or more of the consolidated total revenues of the Company and its Subsidiaries.  For the purpose of the foregoing calculations, the assets and revenues of a Subsidiary shall be deemed to include the assets and revenues of its Subsidiaries.
“Solvent” means (i) the Fair Value and Present Fair Salable Value (as defined on Exhibit L) of the assets of the Facility Guarantor and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities (as defined on Exhibit L); (ii) the Facility Guarantor and its Subsidiaries taken as a whole do not have Unreasonably Small Capital (as defined on Exhibit L); and (iii) the Facility Guarantor and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

“Specified Representations” means the representations of the Facility Guarantor and the Company set forth in Section 5.01(a) (solely with respect to the Company and the Facility Guarantor), 5.01(b)(ii) (solely with respect to the Company and the Facility Guarantor), 5.02(a) (solely with respect to the Company and the Facility Guarantor), 5.02(b)(i) (solely with respect to the Existing Credit Agreement or debt instruments of the Facility Guarantor or the Company governing Indebtedness for borrowed money in an outstanding principal amount or committed amount in excess of the Threshold Amount (in each case, after giving effect to the making of the Loans, the issuance of the Target Acquisition Bonds and/or the incurrence of the loans under the Bridge Facility in lieu thereof and, in each case, the application of the proceeds thereof)), 5.04 (solely with respect to the Company and the Facility Guarantor), 5.14(a) (solely with respect to the Company and the Facility Guarantor), 5.14(b) (solely with respect to the Company and the Facility Guarantor), 5.23 and 5.24 (solely to the extent the use of proceeds of the Loans on the Closing Date would violate the Act, the Foreign Corrupt Practices Act of 1977 or OFAC).
“Specified Transaction” means (a) any Investment or series of related Investments in Equity Interests or assets constituting a line of business of a Person or Persons made by the Company or any of its Subsidiaries and permitted pursuant to Section 7.02(e) or (f) in an amount in excess of $100,000,000 made during any Measurement Period in which the aggregate amount of all Investments made by the Company and its Subsidiaries and permitted pursuant to Section 7.02(e) or (f) exceeds (or would exceed) $300,000,000, and (b) any Disposition or series of related Dispositions of Equity Interests or assets constituting a line of business of a Person or Persons made by the Company or any of its Subsidiaries and permitted pursuant to Section 7.05(f) or (g) in an amount in excess of $100,000,000 made during any Measurement Period in which aggregate amount of all Dispositions made by the Company and its Subsidiaries and permitted pursuant to Section 7.05(f) and (g) exceeds (or would exceed) $300,000,000.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Facility Guarantor. All references herein to a “wholly-owned Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which all of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by such Person, other than, to the extent required by the applicable laws of the jurisdiction of organization of such entity (a) any such shares that are required by such laws to be owned by the government of such jurisdiction or individuals or corporate citizens of such jurisdiction in order for such entity to transact business in such jurisdiction and (b) directors qualifying shares. Notwithstanding anything to the contrary in the immediately preceding sentence, for all purposes of this Agreement, (x) Animal Planet, LP, a Delaware limited partnership, shall be deemed to be a wholly-owned Subsidiary of the Company if, and so long as, its Equity

Interests are beneficially owned (i) at least 85% either directly by the Company or indirectly by the Company through one or more Subsidiaries of the Company and (ii) the remainder, if any, either directly by the Facility Guarantor or indirectly by the Facility Guarantor through one or more other Subsidiaries of the Facility Guarantor and (y) if, following the Acquisition, the Target and the Acquired Business (or any portion thereof) are Subsidiaries of the Facility Guarantor but not Subsidiaries of the Company, the Target and the Acquired Business (or such portion thereof) shall be treated as if they were Subsidiaries (and, subject to the immediately preceding sentence, wholly-owned Subsidiaries) of the Company for all purposes (including for purposes of Section 7.11) under this Agreement.
“Subsidiary Guarantor” has the meaning specified in Section 10.01.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Target” means Scripps Networks Interactive, Inc., an Ohio corporation, and any successor in interest thereto.

“Target Acquisition Bonds” means unsecured senior debt securities of the Company and/or the Facility Guarantor (including debt securities convertible into equity) in an aggregate principal amount not to exceed $6,800,000,000, the proceeds of which are used to pay a portion of the cash consideration for the Acquisition, refinance Indebtedness of the Acquired Business and for the payment of fees and expenses incurred in connection therewith and with the Transactions.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Threshold Amount” means $100,000,000.
“Total Credit Exposure” means, as to any Lender, at any time, the unused Commitments and aggregate Outstanding Amount of Loans held by such Lender at such time.
“Total Tranche 1 Credit Exposure” means, as to any Tranche 1 Lender at any time, the aggregate Outstanding Amount of Tranche 1 Loans held by such Tranche 1 Lender at such time.
“Total Tranche 1 Outstandings” means the aggregate Outstanding Amount of all Tranche 1 Loans.
“Total Tranche 2 Credit Exposure” means, as to any Tranche 2 Lender at any time, the aggregate Outstanding Amount of Tranche 2 Loans held by such Tranche 2 Lender at such time.
“Total Tranche 2 Outstandings” means the aggregate Outstanding Amount of all Tranche 2 Loans.
“Tranche” means the Tranche 1 Commitments or Tranche 1 Loans, or the Tranche 2 Commitments or the Tranche 2 Loans, as the context may require.
“Tranche 1 Borrowing” means a borrowing consisting of simultaneous Tranche 1 Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Tranche 1 Lenders pursuant to Section 2.01(a).
“Tranche 1 Commitment” means, as to each Tranche 1 Lender, its obligation to make Tranche 1 Loans to the Company pursuant to Section 2.01(a), in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Tranche 1 Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Tranche 1 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Tranche 1 Lender” means a Lender with a Tranche 1 Commitment or holding Tranche 1 Loans.
“Tranche 1 Loan” has the meaning specified in Section 2.01(a).
“Tranche 1 Maturity Date” means the date that is three years after the Closing Date.

“Tranche 2 Borrowing” means a borrowing consisting of simultaneous Tranche 2 Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Tranche 2 Lenders pursuant to Section 2.01(b).
“Tranche 2 Commitment” means, as to each Tranche 2 Lender, its obligation to make Tranche 2 Loans to the Company pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Tranche 2 Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Tranche 2 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Tranche 2 Lender” means a Lender with a Tranche 2 Commitment or holding Tranche 2 Loans.
“Tranche 2 Loan” has the meaning specified in Section 2.01(b).
“Tranche 2 Maturity Date” means the date that is five years after the Closing Date.
“Tranche 1 Ticking Fee” has the meaning specified in Section 2.09(a)(i).
“Tranche 2 Ticking Fee” has the meaning specified in Section 2.09(a)(ii).
“Transactions” means, collectively, any and all of the following (whether or not consummated): (i) the Acquisition, (ii) the entry into the Acquisition Agreement and all the transactions thereunder, (iii) the entry into this Agreement, and the initial incurrence of Indebtedness hereunder, (iv) the refinancing in full of the outstanding principal amount of all Indebtedness under that certain Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of March 31, 2014, among the Target, as borrower, the several banks and other financial institutions or entities from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and the termination of such agreement, (v) the issuance of the Target Acquisition Bonds, or the incurrence of loans under the Bridge Facility in lieu of the Target Acquisition Bonds, and the incurrence of the Indebtedness thereunder, (vi) the assumption of Indebtedness in respect of the Existing Target Notes and (vii) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).
“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.
“United States” and “U.S.” mean the United States of America.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vii) any reference to any IRS form shall be construed to include any successor form.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    If, following the Acquisition, the Target and the Acquired Business (or any portion thereof) are Subsidiaries of the Facility Guarantor but not Subsidiaries of the Company, the Target and the Acquired Business (or such portion thereof) shall be treated as if they were Subsidiaries of the Company and, so long as the Target or such Subsidiary is a wholly-owned Subsidiary of the Facility Guarantor, wholly-owned Subsidiaries of the Company, in each case for all purposes (including for purposes of Section 7.11) under this Agreement.
1.03    Accounting Terms. (1) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(a)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(b)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Facility Guarantor and its Subsidiaries or to the determination of any amount for the Facility Guarantor and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Facility Guarantor is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
(c)    Pro Forma Determinations. Notwithstanding anything in this Agreement to the contrary:
(i)    if on any date of determination pro forma compliance with the requirements of this Agreement is a condition precedent to the consummation of a proposed transaction pursuant to any provision of this Agreement, then for that purpose such compliance shall be determined on a Pro Forma Basis giving effect to (A) such proposed transaction and (B) without duplication, any Specified Transaction that has been consummated during the Measurement Period then most recently ended for which financial statements have been delivered pursuant to Section 6.01 or during the period following such Measurement Period and prior to such date, in each case, as of the first day of such Measurement Period; provided that, for the avoidance of doubt, where compliance with the terms of this Agreement on a Pro Forma Basis is required with respect to Section 7.11, the financial covenants contained therein shall be tested on a Pro Forma Basis on the applicable date of determination;

(ii)    for each Specified Transaction that is consummated during any Measurement Period, compliance with the requirements of this Agreement shall be determined on a Pro Forma Basis giving effect to such Specified Transaction as of the first day of such Measurement Period; and
(iii)    for the purpose of calculating Consolidated EBITDA, Consolidated Interest Charges and Consolidated Net Income for any Measurement Period, if during such period the Company or any Subsidiary shall have made a significant acquisition or significant disposition (including for the avoidance of doubt the Acquisition, and with significance otherwise calculated in accordance with Article 11 of Regulation S-X under the Securities Act), each of Consolidated EBITDA, Consolidated Interest Charges and Consolidated Net Income shall be calculated giving Pro Forma Effect thereto as if such significant acquisition or disposition occurred on the first day of such period.
1.04    Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Eurocurrency Rate. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.
1.06    [Reserved]
1.07    [Reserved]
1.08    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
ARTICLE II.
THE COMMITMENTS AND LOANS
2.01    Committed Loans.
(a)    Subject to the terms and conditions set forth herein, each Tranche 1 Lender severally agrees to make loans (each such loan, a “Tranche 1 Loan”) to the Company in Dollars on the Closing Date in an aggregate amount not to exceed at any time outstanding the amount of such Tranche 1 Lender’s Tranche 1 Commitment. Tranche 1 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. Tranche 1 Loans borrowed under this Section 2.01(a) and paid or prepaid may not be reborrowed.
(b)    Subject to the terms and conditions set forth herein, each Tranche 2 Lender severally agrees to make loans (each such loan, a “Tranche 2 Loan”) to the Company in Dollars on the Closing

Date in an aggregate amount not to exceed at any time outstanding the amount of such Tranche 2 Lender’s Tranche 2 Commitment. Tranche 2 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. Tranche 2 Loans borrowed under this Section 2.01(b) and paid or prepaid may not be reborrowed.
2.02    Borrowings, Conversions and Continuations of Committed Loans.
(a)    Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Company’s notice to the Administrative Agent, which may be given by: (A) telephone or (B) a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or of any conversion of Eurocurrency Rate Loans to Base Rate Loans and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Committed Borrowing (and the applicable Tranche), a conversion of Committed Loans (and the applicable Tranche) from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Tranche 1 Loan may be converted into or continued as a Tranche 2 Loan, and no Tranche 2 Loan may be converted into or continued as a Tranche 1 Loan. Subject to Section 3.05, the Company may provide that a Committed Loan Notice may be revocable at the instructions of the Company.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection. Each

Appropriate Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 12:30 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company.
(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of an Event of Default, (i) no Tranche 1 Loans may be requested as, converted to or continued as Eurocurrency Rate Loans having Interest Periods of greater than one month without the consent of the Required Tranche 1 Lenders and (ii) no Tranche 2 Loans may be requested as, converted to or continued as Eurocurrency Rate Loans having Interest Periods of greater than one month without the consent of the Required Tranche 2 Lenders.
(d)    The Administrative Agent shall promptly notify the Company and the Appropriate Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in the “prime rate” used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than sixteen Interest Periods in effect with respect to all Committed Loans.
(f)    The failure of any Lender to make any Committed Loan to be made by it as part of any Committed Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Committed Loan on the date of such Committed Borrowing. Except as expressly contemplated by Section 2.16(a)(iv), no Lender shall be responsible for the failure of any other Lender to make any Committed Loan to be made by such other Lender on the date of any Committed Borrowing.
2.03    [Reserved]
2.04    [Reserved]
2.05    Prepayments. The Company may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be appropriately completed and signed by a Responsible Officer, and received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) one Business Day prior to the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Type(s) of Committed Loans to be prepaid, and the applicable Tranche, and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans, and any such notice may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Company (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The Administrative Agent will promptly notify each Tranche 1 Lender of its receipt of each such notice in respect of any Tranche 1 Loans, and of the amount of such Tranche 1 Lender’s Applicable Tranche 1 Loan Percentage of such prepayment and will promptly notify each Tranche 2 Lender of its receipt of each such notice in respect of any Tranche 2 Loans, and of the amount of such Tranche 2 Lender’s Applicable Tranche 2 Loan Percentage of such prepayment. Following such notice by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, each such prepayment of Tranche 1 Loans shall be applied to the Tranche 1 Loans of the Tranche 1 Lenders in accordance with their respective Applicable Tranche 1 Loan Percentages and each such prepayment of Tranche 2 Loans shall be applied to the Tranche 2 Loans of the Tranche 2 Lenders in accordance with their respective Applicable Tranche 2 Loan Percentages. Any prepayment of Committed Loans pursuant to this Section 2.05 shall be applied to reduce the subsequent scheduled repayments of Committed Loans of the applicable Tranche to be made pursuant to Section 2.07 as directed in writing by the Company or, if no such direction has been provided, in direct order of maturity.
2.06    Termination or Reduction of Commitments.
(a)    The Company may, upon notice to the Administrative Agent, terminate the Aggregate Tranche 1 Commitments, or from time to time permanently reduce the Aggregate Tranche 1 Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. one Business Day prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) any such notice may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Company (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Tranche 1 Commitments. Any reduction of the Aggregate Tranche 1 Commitments shall be applied to the Tranche 1 Commitment of each Tranche 1 Lender according to its Applicable Tranche 1 Percentage. All fees accrued until the effective date of any termination of the Aggregate Tranche 1 Commitments shall be paid on the effective date of such termination.
(b)    The Company may, upon notice to the Administrative Agent, terminate the Aggregate Tranche 2 Commitments, or from time to time permanently reduce the Aggregate Tranche 2 Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. one Business Day prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) any such notice may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Company (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Tranche 2 Commitments. Any reduction of the Aggregate Tranche 2 Commitments shall be applied to the Tranche 2 Commitment of each Tranche 2 Lender according to its Applicable Tranche 2 Percentage. All fees accrued until the effective date of any termination of the Aggregate Tranche 2 Commitments shall be paid on the effective date of such termination.
(c)    To the extent not previously terminated, all unused Commitments hereunder shall terminate on the earlier of (i) the Closing Date (after giving effect to the Loans made on such date) and (ii) the expiry of the Availability Period. The Company shall provide the Administrative Agent prompt written notice of any commitment reduction pursuant to clause (ii) hereof.
(d)    Notwithstanding anything in Section 2.05 or this Section 2.06 or anything else herein to the contrary, any prepayment of Loans or reduction of Commitments, whether voluntary or mandatory, to be made with respect to the Commitments or Loans of Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC under this Agreement shall be allocated between their respective Commitments or Loans, as applicable, as Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC shall elect in their sole discretion.
2.07    Amortization; Repayment of Loans. (a) (i) The Company shall repay to the Administrative Agent for the ratable account of the Tranche 1 Lenders (which repayments shall be adjusted from time to time pursuant to Section 2.05) (a) on the last Business Day of each March, June, September and December occurring during the term of this Agreement (commencing with the first full quarter after the Closing Date), a principal amount in respect of the Tranche 1 Loans equal to (x) the outstanding principal amount of the Tranche 1 Loans on the Closing Date multiplied by (y) 1.25%.
(i)    The Company shall repay to the Administrative Agent, for the account of the Tranche 1 Lenders, on the Tranche 1 Maturity Date the aggregate principal amount of Tranche 1 Loans outstanding on such date.
(b)    (i) The Company shall repay to the Administrative Agent for the ratable account of the Tranche 2 Lenders (which repayments shall be adjusted from time to time pursuant to Section 2.05) (a) on the last Business Day of each March, June, September and December occurring during the term of this Agreement (commencing with the first full quarter after the Closing Date), a principal amount in respect of the Tranche 2 Loans equal to (x) the outstanding principal amount of the Tranche 2 Loans on the Closing Date multiplied by (y) (I) until the third anniversary of the Closing Date, 1.25% and (II) thereafter, 2.50%.

(i)    The Company shall repay to the Administrative Agent, for the account of the Tranche 2 Lenders, on the Tranche 2 Maturity Date the aggregate principal amount of Tranche 2 Loans outstanding on such date.
2.08    Interest. (1) Subject to the provisions of subsection (b) below, (1) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; and (1) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(a)    (1)(i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(i)    If any amount (other than principal of any Loan) payable by the Company under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    [reserved]
(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(b)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees.
(a)    Facility Fees. (i) The Company shall pay to the Administrative Agent for the account of each Tranche 1 Lender in accordance with its Applicable Tranche 1 Percentage, a ticking fee (the “Tranche 1 Ticking Fee”) equal to the Applicable Rate times the actual daily outstanding principal amount of the Aggregate Tranche 1 Commitments subject to adjustment as provided in Section 2.17.  The Tranche 1 Ticking Fee shall accrue commencing on September 28, 2017 to the end of the Availability Period, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the last day of the Availability Period.  The Tranche 1 Ticking Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)    The Company shall pay to the Administrative Agent for the account of each Tranche 2 Lender in accordance with its Applicable Tranche 2 Percentage, a ticking fee (the “Tranche 2 Ticking Fee”) equal to the Applicable Rate times the actual daily outstanding principal amount of the Aggregate Tranche 2 Commitments subject to adjustment as provided in Section 2.17. The Tranche 2 Ticking Fee shall accrue commencing on September 28, 2017 to the end of the Availability Period, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the last day of the Availability Period. The Tranche 2 Ticking Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Upfront Fees. (i) The Company shall pay to the Administrative Agent, for the account of the Tranche 1 Lenders, an upfront fee in an amount equal to 0.105% of the Aggregate Tranche 1 Commitments as of the Effective Date, which shall be earned, due and payable on the Effective Date (or if such day is not a Business Day, the next succeeding Business Day). Such upfront fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(i)    The Company shall pay to the Administrative Agent, for the account of the Tranche 2 Lenders, an upfront fee in an amount equal to 0.175% of the Aggregate Tranche 2 Commitments as of the Effective Date, which shall be earned, due and payable on the Effective Date (or if such day is not a Business Day, the next succeeding Business Day). Such upfront fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(c)    Other Fees. The Company shall pay to the Lead Left Arranger and Administrative Agent for their own respective accounts, fees in the amounts and at the times so specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11    Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Company and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Company made through the Administrative Agent, the Company shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Company in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
2.12    Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Company shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein all payments by the Company hereunder shall be made to the Administrative Agent, for the account of the Appropriate Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Applicable Loan Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Company shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(a)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Appropriate Lender will not make available to the Administrative Agent such Appropriate Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Appropriate Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if an Appropriate Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Appropriate Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Company, the interest rate applicable to Base Rate Loans. If the Company and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)    (1)Payments by the Company; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Appropriate Lenders hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders the amount due. In such event, if the Company has not in fact made such payment, then each of the Appropriate Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Appropriate Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(b)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Company as provided in the foregoing provisions of this Article II, and such funds are not made available to the Company by the Administrative Agent because the conditions to the applicable Loan set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(c)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Committed Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or to make its payment under Section 11.04(c).
(d)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans in the Tranche in respect of which it is an Appropriate Lender, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Company pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans to any assignee or participant, other than an assignment to the Facility Guarantor or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.14    [Reserved]
2.15    [Reserved]
2.16    [Reserved]
2.17    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders,” “Required Tranche 1 Lenders,” and “Required Tranche 2 Lenders” and Section 11.01.
(ii)    Defaulting Lender Waterfall. No Ticking Fee shall accrue for the account of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Without limiting the foregoing, any other payment of principal or interest or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Replacement of Defaulting Lender. The Company shall have the right (A)(x) to seek one or more Persons reasonably satisfactory to the Administrative Agent and the Company to become a substitute Lender and assume all or part of the Commitment of any Defaulting Lender, and in such event, the Company, the Administrative Agent and any such substitute Lender shall execute and deliver, and such Defaulting Lender shall thereupon be deemed to have executed and delivered, a duly completed Assignment and Assumption to effect such substitution and/or (y) to seek one or more Persons reasonably satisfactory to the Administrative Agent and the Company to become a substitute Lender and purchase all or part of the Loans and Commitments of such Defaulting Lender and, in such event, the Company, the Administrative Agent and any such substitute Lender shall execute and deliver, and such Defaulting Lender shall thereupon be deemed to have executed and delivered, a duly completed Assignment and Assumption to effect such substitution or (B) upon notice to the Administrative Agent, and at the Company’s option, terminate the Commitments of such Defaulting Lender, in whole or in part, without premium or penalty.
(b)    Defaulting Lender Cure. If the Company and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Tranche 1 Loans and/or Tranche 2 Loans of the other Lenders, as applicable, or take such other actions as the Administrative Agent may determine to be necessary to cause the relevant Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or a Loan Party) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment under any Loan Document, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment under any Loan Document, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications.
(i)    Each of the Loan Parties shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A reasonably detailed certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after written demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(ii)    Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after written demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Party to do so), (y) the Administrative Agent and the Loan Party, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Party, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)    Evidence of Payments. Upon request by the Company or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Company shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or the Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times required by applicable Laws or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or the taxing authorities of a jurisdiction pursuant to such applicable Laws or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, at the time or times required by applicable Laws or if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable Laws other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable Laws to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W‑9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)            executed originals of IRS Form W-8ECI;
(III)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(IV)                to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;
(C)    any Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the

Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Company and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(iii)    The Administrative Agent shall deliver to the Company on or prior to the date on which it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Company), executed originals of IRS Form W-9 (and/or other applicable tax forms) certifying that the Administrative Agent is exempt from U.S. federal withholding tax.
(iv)    The Administrative Agent and each Lender agree that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (f), in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection (f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection (f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)    [Reserved]
(h)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Committed Loans to Eurocurrency Rate Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates. If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (a) (i) the Administrative Agent determines that deposits are not being offered to banks in the applicable offshore interbank market for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”), (b) the Administrative Agent or the Required Tranche 1 Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Tranche 1 Loan that is a Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, or (c) the Administrative Agent or the Required Tranche 2 Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Tranche 2 Loan that is a Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Appropriate Lender. Thereafter, (x) the obligation of the Appropriate Lenders to make or maintain Eurocurrency Rate Loans shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Tranche 1 Lenders or Required Tranche 2 Lenders, as applicable) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this section, the Administrative Agent, in consultation with the Company and the Required Tranche 1 Lenders or Required Tranche 2 Lenders, as applicable, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Tranche 1 Lenders or Required Tranche 2 Lenders, as applicable, notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

3.04    Increased Costs; Reserves on Eurocurrency Rate Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    (i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e), other than as set forth below);
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the London interbank market any other condition, cost or expense (in each case, other than Taxes) affecting this Agreement or Eurocurrency Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that such amounts shall be consistent conceptually with amounts that the Lender is generally charging other similarly situated borrowers and shall not be duplicative of any amounts paid by the Company under any other provision of this Agreement.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that such amounts shall be consistent conceptually with amounts that such Lender is generally charging other similarly situated borrowers and shall not be duplicative of any amounts paid by the Company under any other provision of this Agreement.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Company shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Additional Reserve Requirements. The Company shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Company (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company;
(c)    [reserved]; or

(d)    any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13;
including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract, but excluding any loss of profits or margin. The Company shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. Each Lender may make any Loan to the Company through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Company to repay the Loan in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Company to pay Indemnified Taxes or any additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or to the Administrative Agent or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 11.13.
3.07    Survival. All obligations of the Loan Parties under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.
ARTICLE IV.
CONDITIONS PRECEDENT TO LOANS

4.01    Conditions of Effectiveness. The effectiveness of this Agreement is subject to satisfaction or waiver in accordance with Section 11.01 of the following conditions:
(a)    The Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement;
(ii)    Notes executed by the Company in favor of each Lender requesting Notes;
(iii)    such certificates or resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in its jurisdiction of organization; and
(v)    a favorable opinion of Debevoise & Plimpton LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender.
(b)    The Lead Left Arranger shall have received at least three business days prior to the Effective Date all documentation and information as is reasonably requested in writing by the Administrative Agent, at least 10 business days prior to the Effective Date, about the Facility Guarantor and the Company required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation the Act.
(c)    All fees and reimbursement of expenses invoiced no later than two Business Days prior to the Effective Date related to this Agreement payable to the Lead Left Arranger, the Administrative Agent or the Lenders shall have been paid to the extent due.
(d)    The Company shall have delivered a certificate to the Lead Left Arranger and the lead arranger for the Bridge Facility that the credit facilities provided for by this Agreement constitute a “Qualifying Term Loan Facility” as contemplated by the commitment letter for the Bridge Facility (which certificate may be conditioned on the occurrence of the Effective Date).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto. The

Administrative Agent shall give the Company and the Lenders notice of occurrence of the Effective Date. The giving of such notice by the Administrative Agent shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this Section 4.01 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.
4.02    Conditions to Closing Date. The obligation of each Lender to honor any request for a Loan on the Closing Date is subject to the satisfaction or waiver in accordance with Section 11.01 of the following conditions precedent:
(a)    The Effective Date shall have occurred.
(b)    The Acquisition shall have been or, substantially concurrently with the initial borrowing under this Agreement shall be, consummated in all material respects in accordance with the terms of the Acquisition Agreement, without giving effect to any modifications, amendments, waivers or consents thereunder by the Company that are materially adverse to the Lenders without the consent of the Lead Left Arranger (such consent not to be unreasonably withheld, conditioned or delayed), it being understood and agreed that (i) any reduction in the aggregate Mixed Election Cash Consideration (as defined in the Acquisition Agreement as in effect on July 30, 2017) and/or the aggregate Mixed Election Stock Consideration (as defined in the Acquisition Agreement as in effect on July 30, 2017) shall be deemed to be materially adverse to the Lenders unless such reduction (a) is equal to or less than 5% in the aggregate of the Merger Consideration (as defined in the Acquisition Agreement as in effect on July 30, 2017) and (b) any such reduction in the aggregate Mixed Election Cash Consideration is applied to reduce the commitments under the Bridge Facility on a dollar-for-dollar basis, (i) any increase in the aggregate Mixed Election Cash Consideration and/or Mixed Election Stock Consideration that is funded with the issuance or the proceeds of the issuance of equity, as applicable, shall not be deemed to be materially adverse to the Lenders and (iii) any change in the definition of “Company Material Adverse Effect” in the Acquisition Agreement shall be deemed to be materially adverse to the Lenders.
(c)    After the date of the Acquisition Agreement, there shall not have occurred any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a Company Material Adverse Effect (as defined in the Acquisition Agreement).
(d)    All fees and reimbursement of expenses invoiced no later than two Business Days prior to the Closing Date related to this Agreement payable to the Lead Left Arranger, the Administrative Agent or the Lenders shall have been paid to the extent due.
(e)    The Lead Left Arranger shall have received (i) audited consolidated annual balance sheets and related statements of operations and comprehensive income, stockholders equity and cash flows of the Target for the three most recently completed fiscal years ended at least 60 days before the Closing Date, (i) unaudited interim consolidated balance sheets and related statements of operations and comprehensive income and cash flows of the Target for any subsequent interim financial period ended at least 40 days prior to the Closing Date, and for the comparable period of the prior fiscal year, (i) audited consolidated annual balance sheets and related statements of operations and comprehensive income, stockholders equity and cash flows of the Facility Guarantor for the three most recently completed fiscal years ended at least 60 days before the Closing Date, (i) unaudited interim consolidated balance sheets and related statements of operations and comprehensive income and cash flows of the Facility Guarantor for any subsequent interim financial period ended at least 40 days prior to the Closing Date, and for the comparable period of the prior fiscal year, and in each of (i) through (iv) meeting the requirements of Regulation S-X under the Securities Act. The Target’s or the Facility Guarantor’s, as applicable, filing of any (1) required audited financial statements with respect to the Target on Form 10-K, (2) required unaudited financial statements with respect to the Target on Form 10-Q, (3) required audited financial statements with respect to the Facility Guarantor on Form 10-K and (4) required unaudited financial statements with respect to the Facility Guarantor on Form 10-Q, in each case, will satisfy the requirements under clauses (i), (ii), (iii) or (iv), as applicable, of the first sentence of this paragraph. The Lead Left Arranger hereby acknowledges receipt of the financial statements (I) in the foregoing clause (i) for the fiscal years ended December 31, 2014, December 31, 2015 and December 31, 2016, (II) in the foregoing clause (ii) for the fiscal quarter ended March 31, 2017, (III) in the foregoing clause (iii) for the fiscal years ended December 31, 2014, December 31, 2015 and December 31, 2016 and (IV) in the foregoing clause (iv) for the fiscal quarters ended March 31, 2017 and June 30, 2017.
(f)    The Administrative Agent shall have received at least three business days prior to the Closing Date all documentation and information as is reasonably requested in writing by the Administrative Agent, at least 10 business days prior to the Closing Date, about the Facility Guarantor and the Company required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation the Act.
(g)    The Administrative Agent shall have received a certificate of the chief financial officer or treasurer (or other comparable officer) of the Facility Guarantor substantially in the form of Exhibit L certifying the solvency, after giving effect to the transactions contemplated hereby, of the Facility Guarantor and its Subsidiaries on a consolidated basis.
(h)    Substantially concurrently with the availability of the Loans on the Closing Date, all commitments under that certain Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of March 31, 2014, among the Target, as borrower, the several banks and other financial institutions or entities from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, shall be terminated in full and all principal, interest and accrued and unpaid invoiced fees and expenses thereunder then outstanding shall be repaid in full.
(i)    The Specified Representations and the Acquisition Agreement Representations shall be true and correct in all material respects on and as of the Closing Date (although any Specified Representation or Acquisition Agreement Representation which expressly relates to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be), and there shall not have occurred and be continuing any Event of Default under Section 8.01(a), Section 8.01(f) or (g) (solely with respect to the Company and the Facility Guarantor) or Section 8.01(b) (with respect to Section 7.01 as a result of the incurrence of Liens securing Indebtedness for borrowed money in an outstanding principal or committed amount in excess of the Threshold Amount only).

(j)    The Administrative Agent shall have received a Committed Loan Notice for the Borrowing to occur on the Closing Date.
(k)    Substantially concurrently with the availability of the Loans on the Closing Date, the Administrative Agent shall have received a certificate from a Responsible Officer of the Company certifying as to the satisfaction of the conditions precedent contained in Section 4.02(b) (after giving effect to any consents or waivers granted pursuant to such Section), (c) and (i).
(l)    The Administrative Agent shall have received a favorable opinion of Debevoise & Plimpton LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, pertaining to customary Federal Reserve margin regulation matters.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto. Without limiting the Lenders’ rights and remedies under Article VIII hereunder, the making of the Loans shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this Section 4.02 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Administrative Agent and the Lenders on (a) (other than with respect to the representations that are stated to be made as of the Closing Date and Section 5.24) the Effective Date and (b) the Closing Date that:
5.01    Existence, Qualification and Power. Each Loan Party and each Subsidiary of the Company (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a) (with respect to non-Loan Parties only), (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any Subsidiary of the Company or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its (property is subject; or (c) violate any Law, except in each case referred to in clause (b) or (c), to the extent that such conflict or violation could not reasonably be expected to have a Material Adverse Effect.
5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, other than (i) any thereof as have been obtained, taken or made on or prior to the Closing Date and (ii) filings with the SEC to the extent required by the Securities Exchange Act of 1934.
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable Debtor Relief Laws and general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (i) fairly present in all material respects the financial condition of the Facility Guarantor and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (i) show all material indebtedness and other liabilities, direct or contingent, of the Facility Guarantor and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case, to the extent required to be reflected thereon pursuant to GAAP.
(b)    The unaudited consolidated and consolidating balance sheets of the Facility Guarantor and its Subsidiaries dated June 30, 2017, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (i) fairly present in all material respects the financial condition of the Facility Guarantor and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Facility Guarantor, the Company or any of its Subsidiaries or against any of their properties or revenues (a) that purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (a) as to which there is a reasonable possibility of an adverse determination and that, if determined adversely, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.07    No Default. No Loan Party nor any Subsidiary of the Company is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08    Ownership of Property; Liens. Each of the Company and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.
5.09    Environmental Compliance. The effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on the respective businesses, operations and properties of the Company and its Subsidiaries could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.10    Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Facility Guarantor, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.
5.11    Taxes. The Facility Guarantor and its Subsidiaries have filed all United States federal, state and other material tax returns and reports required to be filed, and have paid all United States federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. There is no proposed tax assessment against the Facility Guarantor or any Subsidiary that would, if made, have a Material Adverse Effect.
5.12    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws, except where noncompliance could not reasonably be expected to result in aggregate liability to the Facility Guarantor and its Subsidiaries in excess of the Threshold Amount. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of the Facility Guarantor, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the best knowledge of the Facility Guarantor, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred, and neither the Facility Guarantor nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (i) the Facility Guarantor and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (i) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Facility Guarantor nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (i) neither the Facility Guarantor nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (i) neither the Facility Guarantor nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (i) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)    Neither the Facility Guarantor or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12 hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

5.13    Subsidiaries; Joint Ventures. As of the Effective Date, the Facility Guarantor has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13. As of the Effective Date all of the outstanding Equity Interests in the Company and in each of its Subsidiaries have been validly issued, are fully paid and nonassessable, and are owned by the Person and in the amounts as specified on Part (a) of Schedule 5.13, free and clear of all Liens, other than restrictions on transfer under applicable securities Laws. As of the Effective Date, neither the Company nor any of its Subsidiaries has any equity investments in any Joint Venture other than those specifically disclosed in Part (b) of Schedule 5.13.
5.14    Margin Regulations; Investment Company Act.
(a)    No Loan Party is engaged or will engage, principally, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loan will be used for any purpose that violates the provisions of Regulation U. As of the Closing Date, after giving effect to the application of the proceeds of each Loan, not more than twenty-five percent (25%) of the value of the assets (either of the Company only or of the Company and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between a Loan Party and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock (within the meaning of Regulation U issued by the FRB).
(b)    None of the Facility Guarantor, the Company, or any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15    Disclosure. No written report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) taken as a whole contains as of the Closing Date any material misstatement of fact or omits to state as of the Closing Date any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not misleading at the time they were so provided; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed by such Loan Party to be reasonable at the time (it being understood and agreed that financial projections are not a guarantee of financial performance and actual results may differ from financial projections and such differences may be material).
5.16    Compliance with Laws. Each Loan Party and each Subsidiary of the Company is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17    Taxpayer Identification Number; Other Identifying Information. The true and correct U.S. taxpayer identification numbers of the Facility Guarantor and of the Company are set forth on Schedule 11.02.
5.18    Intellectual Property; Licenses, Etc. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are material to the operation of their respective businesses, without conflict with the rights of any other Person, except for any such conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of each Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or Subsidiary of the Company infringes upon any rights held by any other Person, except for any such infringement which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of each Loan Party, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.19    Sanctions Restrictions. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently targeted by any Sanctions, nor is the Company or any Subsidiary located, organized or resident in a Designated Jurisdiction.
5.20    [Reserved].
5.21    Anti-Corruption Laws. The Company and its Subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions.
5.22    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
5.23    Solvency. As of the Closing Date and immediately after giving effect to the Acquisition, the Facility Guarantor and its Subsidiaries, on a consolidated basis, are Solvent.
5.24    Use of Proceeds. The Company will not knowingly, directly or indirectly, use any part of the proceeds of any Loan in material violation of the Act or the Foreign Corrupt Practices Act of 1977. The Company will not, directly or, to its knowledge indirectly, use any part of the proceeds of any Loan in violation of applicable Sanctions.
ARTICLE VI.
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary of the Company to:
6.01    Financial Statements. Deliver to the Administrative Agent (for delivery to each Lender):
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Facility Guarantor (commencing with the fiscal year ended December 31, 2017), a consolidated balance sheet of the Facility Guarantor and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, together with condensed consolidating financial information, if any, provided to holders of the Bonds, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders (it being understood and agreed that PricewaterhouseCoopers LLP is acceptable to the Lenders), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (it being agreed that the furnishing of the Facility Guarantor’s annual report on Form 10-K for such year, as filed with the SEC, will satisfy the Facility Guarantor’s obligation under this Section 6.01(a) with respect to such year including with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, so long as the report included in such Form 10-K does not contain any “going concern” or like qualification or exception); and
(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Facility Guarantor (commencing with the fiscal quarter ending September 30, 2017), a consolidated balance sheet of the Facility Guarantor and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Facility Guarantor’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Facility Guarantor’s fiscal year then ended, together with condensed consolidating financial information, if any, provided to holders of the Bonds, and setting forth in each case in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, (A) such consolidated statements to be certified by a Responsible Officer of the Facility Guarantor as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Facility Guarantor and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and (B) any such consolidating statements to be certified by a Responsible Officer of the Facility Guarantor to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Facility Guarantor and its Subsidiaries (it being agreed that the furnishing of the Facility Guarantor’s quarterly report on Form 10-Q for such quarter, as filed with the SEC, will satisfy the Facility Guarantor’s obligations under this Section 6.01(b)) with respect to such quarter).

As to any information contained in materials furnished pursuant to Section 6.02(c), the Loan Parties shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Loan Parties to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.
6.02    Certificates; Other Information. Deliver to the Administrative Agent (for delivery to each Lender):
(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the first full fiscal quarter or fiscal year, as applicable, ending after the Closing Date), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer, assistant treasurer or controller of the Facility Guarantor (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(b)    promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Facility Guarantor by independent accountants in connection with the accounts or books of the Facility Guarantor, the Company or any of its Subsidiaries, or any audit of any of them;
(c)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Facility Guarantor, and copies of all annual, regular, periodic and special reports and registration statements which the Facility Guarantor or the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)    promptly after the furnishing thereof, copies of any statement or report furnished to any holder of the Bonds or other debt securities of any Loan Party or any Subsidiary of the Company pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
(e)    promptly, and in any event within 15 calendar days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each written notice or other correspondence received from the Division of Enforcement of the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary of the Company; and
(f)    promptly, such additional information regarding the business, financial or corporate affairs of the Facility Guarantor, the Company or any of its Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Notwithstanding anything to the contrary in this Section 6.02, none of the Facility Guarantor, the Company or any of its Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or the Lenders (or their respective representatives) is prohibited by Requirement of Law or any binding agreement; provided that the Facility Guarantor and the Company agree to use commercially reasonable efforts to overcome any such Requirement of Law or any binding agreement, or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product; provided, in each case, that none of the foregoing exceptions shall excuse the Company from providing a duly completed Compliance Certificate in accordance with Section 6.02(a).
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Facility Guarantor posts such documents, or provides a link thereto on the Facility Guarantor’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Facility Guarantor’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Loan Party hereby acknowledges that (a) the Administrative Agent and/or the Left Lead Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties (the “Loan Party Materials”) by posting the Loan Party Materials on DebtDomain, IntraLinks, Syndtrak, ClearPar or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Loan Parties or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Loan Party Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Loan Party Materials “PUBLIC”, each Loan Party shall be deemed to have authorized the Administrative Agent, the Left Lead Arranger and the Lenders to treat the Loan Party Materials as not containing any material non-public information with respect to any Loan Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent the Loan Party Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Loan Party Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Left Lead Arranger shall be entitled to treat the Loan Party Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
Notwithstanding the foregoing, no Loan Party shall be under any obligation to mark the Loan Party Materials “PUBLIC.”
6.03    Notices. Promptly notify the Administrative Agent upon any Responsible Officer of the Facility Guarantor or the Company obtaining actual knowledge of:
(a)    the occurrence of any Default;
(b)    any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Facility Guarantor, the Company or any of its Subsidiaries; (ii) any dispute, litigation, investigation, proceeding or suspension between the Facility Guarantor, the Company or any of its Subsidiaries and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Facility Guarantor, the Company or any of its Subsidiaries, including pursuant to any applicable Environmental Laws; or (iv) the occurrence of any ERISA Event, in each case, that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)    any material change in accounting policies or financial reporting practices by the Facility Guarantor, the Company or any of its Subsidiaries; and
(d)    any announcement by S&P or Moody’s of any change in a Debt Rating.
Each notice pursuant to this Section 6.03 (other than Section 6.03(d)) shall be accompanied by a statement of a Responsible Officer of the applicable Loan Party setting forth details of the occurrence referred to therein and stating what action the Loan Parties have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Obligations. Pay and discharge as the same shall become due and payable (subject to any applicable grace periods), all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; (a) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (a) all Indebtedness (other than Indebtedness that individually or in the aggregate does not exceed the Threshold Amount), as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, unless, in each case, (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Facility Guarantor, the Company or such Subsidiary or (i) the failure to so pay or discharge could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and, if applicable, good standing under the Laws of the jurisdiction of its organization except (i) in a transaction permitted by Section 7.04 or 7.05 or (i) in the case of a Subsidiary of the Company, where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (a) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in a transaction permitted by Section 7.04 or Section 7.05 or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (a) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (a) make all necessary repairs thereto and renewals and replacements thereof, in the case of each of clauses (a) and (b) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.07    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Facility Guarantor, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and owning similar properties in localities where the Company or any of its Subsidiaries operates, of such types and in such amounts (after giving effect to any self insurance compatible with such standards) as are customarily carried under similar circumstances by such other Persons.
6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (a) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.09    Books and Records. Maintain proper books of record and account in a manner to allow financial statements to be prepared in conformity with GAAP consistently applied in respect of all material financial transactions and matters involving the assets and business of the Facility Guarantor and its Subsidiaries, taken as a whole.
6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its Responsible Officers at any meeting which may be scheduled for that purpose by the Administrative Agent (at the request of any Lender) not more than once in any six month period; provided that the Administrative Agent will give all Lenders and the Company not less than 5 Business Days advance notice of any such requested meeting; and provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice. Notwithstanding anything to the contrary in this Section 6.10, none of the Facility Guarantor, the Company or any of its Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or the Lenders (or their respective representatives) is prohibited by Requirement of Law or any binding agreement; provided that the Facility Guarantor and the Company agree to use commercially reasonable efforts to overcome any such Requirement of Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product (provided, that the Company shall notify the Administrative Agent promptly upon obtaining knowledge that any such document, information or other matter is being withheld).
6.11    Use of Proceeds. Use the proceeds of the Loans for payment of a portion of the cash consideration with respect to the Acquisition, refinance Indebtedness of the Acquired Business and for the payment of fees and expenses in connection therewith or with the Transactions.
6.12    [Reserved].
6.13    Sanctions. Maintain policies and procedures designed to promote and achieve compliance with Sanctions.
6.14    Anti-Corruption Laws. Maintain policies and procedures designed to promote and achieve compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions.
6.15    Joinder of Target to the Credit Agreement. If, following the Acquisition, (a) the Target and the Acquired Business (or any portion thereof) are Subsidiaries of the Facility Guarantor but not Subsidiaries of the Company or (b) the Existing Target Notes remain obligations of the Target, the Facility Guarantor shall (x) cause the Target and the Acquired Business (or such portion thereof) to comply with this Agreement as if they were Subsidiaries of the Company and (y) cause the Target to sign a customary joinder agreement to this Agreement within 30 calendar days of the Closing Date (as such time period may be extended by the Administrative Agent, in its sole discretion) to Guarantee the Obligations hereunder as provided for in Article X and, in the case of any such joinder executed by the Target, causing counsel to the Company to deliver a customary legal opinion relating thereto addressed to the Administrative Agent and the Lenders.
6.16    Additional Guarantors. If any Material Subsidiary of the Facility Guarantor guarantees Indebtedness for borrowed money of the Facility Guarantor or the Company in an outstanding principal amount or committed amount in excess of the Threshold Amount, the Facility Guarantor shall within 10 Business Days (as such time period may be extended by the

Administrative Agent, in its sole discretion) cause such Material Subsidiary to execute a customary joinder to this Agreement to Guarantee the Obligations hereunder as provided for in Article X.
ARTICLE VII.
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Company shall not, nor shall it permit any of its Subsidiaries to (and solely in respect of the covenants and agreements in Section 7.04, the Facility Guarantor shall not), directly or indirectly:
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document;
(b)    Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(b), and (iii) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);
(c)    Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, laborer’s, landlord’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(e)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, including cash collateralization in respect of letters of credit;
(g)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;
(i)    Liens encumbering the Company’s or any of its Subsidiary’s equity interests or other Investments in any Joint Venture (i) securing obligations (other than Indebtedness) of the Company or such Subsidiary under the Joint Venture Agreement for such Joint Venture or (ii) in the nature of customary voting, equity transfer, redemptive rights or similar terms (other than Liens securing Indebtedness) under any such agreement;
(j)    Liens securing Indebtedness of a Subsidiary of the Company to the Company or another Subsidiary of the Company permitted under Section 7.03(c); provided, however, that, except as contemplated under Section 7.01(m), no promissory note or other instrument evidencing such Indebtedness shall be subject to any Lien or otherwise pledged in favor of any Person, other than the Company or a Subsidiary of the Company;
(k)    Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
(l)    Liens incurred on any date of determination (including Liens securing Indebtedness permitted under Section 7.03(f)); provided that (i) at the time of the incurrence of such Lien no Designated Default or other Event of Default shall then exist and no Event of Default would result from such incurrence giving Pro Forma Effect to such Lien and (ii) the principal amount secured by such Liens and all other then outstanding secured Indebtedness of the Company and its Subsidiaries (including Indebtedness secured by Liens permitted by Section 7.01(b), Liens incurred pursuant to Section 7.01(k) and other Liens incurred pursuant to this Section 7.01(l)) and all then outstanding unsecured Indebtedness of Subsidiaries of the Company that are not Subsidiary Guarantors, in aggregate, does not exceed the Permitted Priority Amount on such date;
(m)    Liens securing the Bonds, the Target Acquisition Bonds or the Existing Target Notes if required pursuant to the terms thereof, provided, however, that the Obligations shall also be ratably secured by any such Lien on terms reasonably satisfactory to the Administrative Agent;
(n)    licenses, leases (other than Capital Leases) or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries;
(o)    any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases otherwise permitted by this Agreement;
(p)    normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;
(q)    Liens on assets of the Company or any of its Subsidiaries maintained with providers of Banking Services;

(r)    Liens upon real property heretofore leased or leased after the Closing Date (under operating or Capital Leases) in the ordinary course of business by the Company or any of its Subsidiaries, as lessee, in favor of the lessor of such property created at the inception of the lease transaction, securing obligations of the Company or any of its Subsidiaries under or in respect of such lease and extending to or covering only the property subject to such lease and improvements thereon;
(s)    Liens created in favor of a producer or supplier of television programming or films over distribution revenues and/or distribution rights which are allocable to such producer or supplier under related distribution agreements;
(t)    Liens of a collection bank arising under Section 4‑208 of the New York Uniform Commercial Code (or similar provision of other applicable jurisdiction) on items in the course of collection; and
(u)    Liens existing on property or assets of the Acquired Business as of, or provided for under written arrangements existing as of, the Closing Date; provided, however, that such Liens are not created in contemplation of the Acquisition, and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate.
7.02    Investments. Make any Investments, except:
(a)    Investments held by the Company or any of its Subsidiaries existing on the date hereof;
(b)    Investments held by the Company or any of its Subsidiaries in the form of cash or cash equivalents;
(c)    (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, (i) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; and (i) Investments received in connection with a Disposition permitted under Section 7.05;
(d)    Guarantees or Swap Contracts permitted by Section 7.03; and, to the extent constituting Investments, Restricted Payments permitted by Section 7.06;
(e)    Investments (i) by the Company in any wholly-owned Subsidiary of the Company and (ii) by any Subsidiary of the Company in any wholly-owned Subsidiary of the Company;
(f)    other Investments not otherwise permitted under this Section 7.02; provided that at the time of such Investment no Designated Default or any other Event of Default shall then exist and no Event of Default would result from such Investment giving Pro Forma Effect to such Investment;

(g)    any Investment held by the Acquired Business as of, or entered into pursuant to written arrangements existing as of, the Closing Date so long as such Investment was not acquired by such Person in contemplation of the Acquisition; and
(h)    Investments made by the Company or any of its Subsidiaries pursuant to or in connection with the Transactions.
7.03    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness under the Loan Documents;
(b)    Indebtedness outstanding on the date hereof under the Bonds or otherwise listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) in the case of the Bonds or any other such Indebtedness of the Company, no Subsidiary of the Company that is not a Subsidiary Guarantor shall become liable in respect of such Indebtedness;
(c)    (i) Indebtedness (other than Guarantees) (A) of the Company to any of its wholly-owned Subsidiaries, (B) of any wholly-owned Subsidiary of the Company to the Company or any other such Subsidiary, and (C) of any non-wholly-owned Subsidiary of the Company to the Company or any wholly-owned Subsidiary; and (i) Guarantees (A) of the Company in respect of Indebtedness otherwise permitted hereunder of any wholly-owned Subsidiary of the Company, and (B) of any Subsidiary of the Company in respect of Indebtedness otherwise permitted hereunder of the Company or any wholly-owned Subsidiary of the Company;
(d)    obligations (contingent or otherwise) of the Company or any of its Subsidiaries existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by the Company or any of its Subsidiaries, or changes in the value of securities issued by any such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
(e)    Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(k); provided, however, that the aggregate amount of all such Indebtedness outstanding on any date, together with the then outstanding amount of all other secured Indebtedness of the Company and its Subsidiaries and all unsecured Indebtedness of Subsidiaries of the Company that are not Subsidiary Guarantors shall not exceed the Permitted Priority Amount on such date;
(f)    other secured Indebtedness of the Company and its Subsidiaries; provided that (i) at the time of the incurrence of such Indebtedness no Designated Default or other Event of Default shall then exist and no Event of Default would result from such incurrence giving Pro Forma Effect to such Indebtedness, and (ii) the Indebtedness incurred pursuant to this Section 7.03(f) on any date, together with, without duplication, all then outstanding (A) other secured Indebtedness of the Company and its Subsidiaries incurred pursuant to this Section 7.03(f), (B) secured Indebtedness of the Company and its Subsidiaries and unsecured Indebtedness of Subsidiaries of the Company that are not Subsidiary Guarantors permitted pursuant to Section 7.03(b), (C) unsecured Indebtedness of Subsidiaries of the Company that are not Subsidiary Guarantors permitted pursuant to Section 7.03(g), (D) Indebtedness of the Company and its Subsidiaries permitted pursuant to Section 7.03(e), (E) Indebtedness of Subsidiaries of the Target that are not Subsidiary Guarantors permitted pursuant to Section 7.03(i) and, if the Target is not a Subsidiary Guarantor hereunder, Indebtedness of the Target permitted pursuant to Section 7.03(i) and (F) Indebtedness secured by Liens permitted pursuant to Section 7.01(l), in aggregate, does not exceed the Permitted Priority Amount on such date;
(g)    unsecured Indebtedness of the Company and its Subsidiaries; provided that (i) at the time of the incurrence of such Indebtedness no Designated Default or other Event of Default shall then exist and no Event of Default would result from such incurrence after giving Pro Forma Effect to such Indebtedness and (ii) in the case of the incurrence of any such Indebtedness by a Subsidiary of the Company that is not a Subsidiary Guarantor on any date, such Indebtedness, together with, without duplication, all then outstanding (A) other Indebtedness of Subsidiaries of the Company that are not Subsidiary Guarantors incurred pursuant to this Section 7.03(g), (B) secured Indebtedness of the Company and its Subsidiaries and unsecured Indebtedness of Subsidiaries of the Company that are not Subsidiary Guarantors permitted pursuant to Section 7.03(b), (C) secured Indebtedness of the Company and its Subsidiaries permitted pursuant to Section 7.03(f), (D) Indebtedness of the Company and its Subsidiaries permitted pursuant to Section 7.03(e), (E) Indebtedness of the Subsidiaries of the Target that are not Subsidiary Guarantors permitted pursuant to Section 7.03(i) and, if the Target is not a Subsidiary Guarantor hereunder, Indebtedness of the Target permitted pursuant to Section 7.03(i) and (F) Indebtedness secured by Liens permitted pursuant to Section 7.01(l), in aggregate, does not exceed the Permitted Priority Amount on such date;
(h)    Indebtedness of the Company or any of its Subsidiaries incurred in the ordinary course of business as an account party in respect of (i) letters of credit in an aggregate face amount not to exceed $10,000,000 or (ii) with respect to any surety bonds, performance bonds, customs bonds, statutory, appeal or similar bonds, completion guarantees or other obligations of a like nature in an aggregate amount not to exceed $10,000,000;
(i)    Indebtedness of the Acquired Business (including the Existing Target Notes) outstanding as of the Closing Date so long as such Indebtedness was not incurred in contemplation of the Acquisition and any refinancings, refundings, renewals or extensions thereof (which refinancing, refunding, renewal or extension may be incurred by the Company or any of its Subsidiaries); provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and (ii) so long as the Existing Target Notes (and any refinancings, refundings, renewals or extensions thereof) remain outstanding obligations of a Subsidiary of the Company that is not a Subsidiary Guarantor, such Indebtedness, together with, without duplication, all then outstanding (A) Indebtedness of Subsidiaries of the Company that are not Subsidiary Guarantors incurred pursuant to Section 7.03(g), (B) secured Indebtedness of the Company and its Subsidiaries and unsecured Indebtedness of Subsidiaries of the Company that are not Subsidiary Guarantors permitted pursuant to Section 7.03(b), (C) secured Indebtedness of the Company and its Subsidiaries permitted pursuant to Section 7.03(f), (D) Indebtedness of the Company and its Subsidiaries permitted pursuant to Section 7.03(e) and (E) Indebtedness secured by Liens permitted pursuant to Section 7.01(l), in aggregate, does not exceed the Permitted Priority Amount on such date;
(j)    Indebtedness of the Company incurred pursuant to the Target Acquisition Bonds and/or the Bridge Facility and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and (ii) no Subsidiary of the Company that is not a Subsidiary Guarantor shall become liable in respect of such Indebtedness; and
(k)    Indebtedness under the Existing Credit Agreement and any refinancings, refundings, renewals or extensions thereof, in each case in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to (i) $2,500,000,000, plus (ii) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.
7.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, (x) any Subsidiary may merge with or into the Target pursuant to or in connection with the Acquisition and (y) so long as no Designated Default or other Event of Default then exists and no Event of Default would result from such transaction after giving Pro Forma Effect to such transaction:
(a)    each Loan Party may merge with any other Person (other than another Loan Party); provided that (i) such Loan Party shall be the continuing or surviving Person, and (i) immediately after giving effect to such merger such surviving Loan Party shall affirm its Obligations hereunder in a writing to the Lender Parties satisfactory to the Administrative Agent;
(b)    any Subsidiary of the Company may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person and promptly after giving effect to such merger the Company shall reaffirm its Obligations hereunder in a writing to the Lender Parties satisfactory to the Administrative Agent, or (i) any one or more other such Subsidiaries or any other Person;
(c)    any Subsidiary of the Company may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise) to the Company or to any other Person; and

(d)    the Facility Guarantor may Dispose of all or substantially all of its assets to the Company or a Subsidiary of the Company.
7.05    Dispositions. Make any Disposition, except:
(a)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)    Dispositions of inventory in the ordinary course of business;
(c)    Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (i) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)    Dispositions of property by the Company to any wholly-owned Subsidiary of the Company or by any Subsidiary of the Company to the Company or a wholly-owned Subsidiary of the Company;
(e)    licenses of IP Rights in the ordinary course of business;
(f)    Dispositions permitted by Section 7.04 and Restricted Payments permitted by Section 7.06; and
(g)    Dispositions by the Company and its Subsidiaries of property pursuant to sale-leaseback transactions and other Dispositions by the Company and its Subsidiaries not otherwise permitted under this Section 7.05; provided that at the time of such Disposition, no Designated Default or other Event of Default shall then exist and no Event of Default would result from such Disposition giving Pro Forma Effect to such Disposition.
7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any of their respective Equity Interests, except that:
(a)    each Subsidiary of the Company (other than the Target, for so long as it is not a Subsidiary of the Company (without giving effect to clause (y) of the final sentence of the definition thereof)) may declare and make dividend payments in cash with respect to any class of Equity Interests of such Subsidiary to the then holders of such Equity Interests ratably according to their respective holdings;
(b)    the Company and each of its Subsidiaries may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person to the then holders of such Equity Interests ratably according to their respective holdings;
(c)    the Company and the Target may declare and make dividend payments in cash to the Facility Guarantor (directly or through any Subsidiary of the Facility Guarantor) in an aggregate amount for any period not greater than an amount sufficient to permit the Facility Guarantor to (i)

make payments pursuant to and in accordance with stock option plans or other management plans for management or employees of the Facility Guarantor, the Company and its Subsidiaries during such period, (i) pay any Taxes of the Facility Guarantor, the Company and its Subsidiaries which are due and payable, (i) pay customary directors’ fees paid to the members of Facility Guarantor’s board of directors, in their capacity as such, and the reimbursement for necessary and reasonable out-of-pocket expenses of such members in their capacities as such, in each case arising from their direct service as members of such board of directors, (i) pay ordinary course overhead expenses of the Facility Guarantor (including administrative, legal, accounting and similar expenses payable to third parties), (i) pay customary third party advisor fees and expenses owed by the Facility Guarantor in the ordinary course of its business, (i) pay customary director and officers insurance premiums owed by the Facility Guarantor with respect to its officers and directors in the ordinary course of its business and (i) pay customary and reasonable indemnification claims made by directors and officers of the Facility Guarantor;
(d)    the Company and each of its Subsidiaries may issue and sell their respective Equity Interests and may make Restricted Payments not otherwise permitted by this Section 7.06; provided that no Designated Default or any other Event of Default shall then exist and no Event of Default would result from such issuance and sale or such Restricted Payment, as the case may be, giving Pro Forma Effect to such issuance and sale or such Restricted Payment;
(e)    the Company may issue and sell (i) its common Equity Interests; provided that no Change of Control would result from such issuance and sale; and (ii) the Company may issue and sell its Equity Interest in connection with grants of such securities and stock options with respect to such securities pursuant to employment, benefit plans, service and severance arrangements with current and former officers, directors, consultants, advisors and employees of the Company or any Subsidiary of the Company, as determined in good faith by the board of directors or senior management of the Company or such Subsidiary, as applicable; and
(f)    the Company or any of its Subsidiaries may make Restricted Payments pursuant to or in connection with the Transactions.
7.07    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof, any other cable and other standard and nonstandard television, programming, multimedia, entertainment or education business, or any business substantially related or incidental thereto.
7.08    Transactions with Affiliates. Enter into any transaction of any kind with the Facility Guarantor or any Affiliate of the Facility Guarantor, whether or not in the ordinary course of business, other than (A) on terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate or (B) any such transaction or series of related or similar transactions involving an amount (in the case of such a transaction or transactions providing for periodic payments or installments, including the aggregate amount of such payments or installments, and in the case of Indebtedness, including the largest aggregate amount that may be outstanding thereunder and the largest amount of interest and fees that may become due thereunder in any twelve month period) not in excess of $25,000,000; provided that the foregoing restriction shall not apply to:
(a)    transactions otherwise permitted hereunder with a Joint Venture pursuant to a Joint Venture Agreement to which a Significant Shareholder and/or an Affiliate of a Significant Shareholder (other than the Company or any of its Subsidiaries) is also a party; provided that such Joint Venture Agreement is on terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate;
(b)    transactions otherwise permitted hereunder between or among the Company and any of its Subsidiaries (other than any Subsidiary of the Company that is a Joint Venture described in clause (a) above) or between and among any such Subsidiaries;
(c)    Guarantees made by the Company or any of its Subsidiaries otherwise permitted under Section 7.03 in respect of any Affiliate of such Person;
(d)    Restricted Payments permitted by Section 7.06;
(e)    (i) expense reimbursement, indemnities, salaries and other compensation to current and former officers, directors, consultants, advisors and employees of the Facility Guarantor, the Company or any Subsidiary of the Company, or (i) entering into (and payments under) employment, benefit plans, service and severance arrangements with current and former officers, directors, consultants, advisors and employees of the Facility Guarantor, the Company or any Subsidiary of the Company, including, without limitation, grants of securities, stock options, and similar rights, as determined in good faith by the board of directors, a committee thereof or senior management of the Facility Guarantor, the Company or such Subsidiary, as applicable; and
(f)    transactions pursuant to or in connection with the Transactions.
7.09    Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability:
(a)    of any Subsidiary of the Company to make Restricted Payments to the Company or any other Subsidiary of the Company or to otherwise transfer property to the Company,
(b)    of any Subsidiary of the Company to Guarantee the Obligations of the Company under this Agreement, or
(c)    of the Company or any Subsidiary of the Company to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations of the Company under this Agreement;
provided, however, that this Section shall not prohibit:

(i)    any negative pledge in favor of any holder of purchase money or other Indebtedness permitted under Sections 7.03(e), solely to the extent any such negative pledge relates to the property permitted to be encumbered by such Indebtedness;
(ii)    any such restrictions or conditions in favor of any other secured Indebtedness of the Company or any of its Subsidiaries permitted under Section 7.03(f);
(iii)    any such restrictions or conditions in favor of any unsecured Indebtedness of the Company or any of its Subsidiaries permitted under Section 7.03(g);
(iv)    any such restrictions or conditions in favor of any Indebtedness of the Company or any of its Subsidiaries permitted under Section 7.03(i), 7.03(j) or 7.03(k);
(v)    any negative pledge in favor of any holder of any Bonds or any other Indebtedness listed on Schedule 7.03(b) (and, in each case, any refinancing, refundings, renewals or extensions thereof to the extent permitted by Section 7.03(b)), so long as any such negative pledge is no more restrictive on the ability of the Company or any such Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations of the Company under this Agreement than is the negative pledge in the Bonds or such other Indebtedness as of the date hereof;
(vi)    in the case of a Joint Venture that is a Subsidiary of the Company, customary obligations in the Joint Venture Agreement for any such Joint Venture that limit the Joint Venture’s ability to make Restricted Payments to, to Guarantee the Indebtedness of, and to create Liens on its property for the benefit of Indebtedness of, any holder of the Equity Interests of such Joint Venture (and neither the Company nor any Subsidiary of the Company a party to such Joint Venture Agreement shall waive their rights to the benefit of such obligations as against any other party thereto);
(vii)    customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder;
(viii)    customary provisions in leases and other contracts restricting the assignment thereof; or
(ix)    restrictions and conditions in any indenture, agreement, document, instrument or other arrangement relating to the assets or business of any Subsidiary existing prior to the consummation of an acquisition in which such Subsidiary was acquired by the Company (and not created in contemplation of such acquisition).
7.10    Use of Proceeds. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, except in each case in compliance with Regulation U, nor allow, after giving effect to the application of the proceeds of any Loan, more than twenty-five percent (25%) of the value of the assets (either of the Company only or of the Company and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between a Loan Party and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) to be margin stock (within the meaning of Regulation U issued by the FRB).
7.11    Financial Covenants.
(a)    Consolidated Interest Coverage Ratio. As of the last day of each Measurement Period (commencing with the first full fiscal quarter following the Closing Date), permit the Consolidated Interest Coverage Ratio to be less than 3.00:1.00.
(b)    Consolidated Leverage Ratio. As of the last day of each Measurement Period (commencing with the first full fiscal quarter following the Closing Date), permit the Consolidated Leverage Ratio to be greater than (i) from and after the Closing Date to the Measurement Period ending on the last day of the first full fiscal quarter after the first anniversary of the Closing Date, 5.50:1.00, (ii) after the Measurement Period ending on the last day of the first full fiscal quarter after the first anniversary of the Closing Date to the Measurement Period ending on the last day of the first full quarter after the second anniversary of the Closing Date, 5.00:1.00, and (iii) thereafter, 4,50:1.00.
7.12    Sanctions Restrictions. Directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is targeted by Sanctions, unless otherwise authorized by applicable Laws, or in any other manner that will result in a violation by any party to any Loan Document (including any Lender, Arranger, Administrative Agent, or otherwise) of Sanctions.
7.13    Anti-Corruption Laws. Use the proceeds of any Loan for any purpose which would result in a material violation of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. The Company fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (i) within two Business Days after the same becomes due, any interest on any Loan, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. (i) The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(a), (b) or (d), 6.03, 6.05, 6.10, 6.11, 6.15 or

Article VII; or (i) the Facility Guarantor fails to observe any term covenant or agreement contained in Section 7.04; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice of such default from the Administrative Agent or any Lender or after any Responsible Officer of the Facility Guarantor or the Company obtains actual knowledge thereof; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or
(e)    Cross-Default. (i) The Facility Guarantor, the Company or any of their Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) beyond any applicable grace period in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) equal to or greater than the Threshold Amount, or (B) fails to observe or perform (beyond any applicable grace period) any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this clause (B) shall not apply to any of the following: (x) Indebtedness that becomes due as a result of the voluntary sale or transfer of property or assets securing such Indebtedness, if such sale or transfer and the application of the proceeds thereof is permitted hereunder and under the documents providing for such Indebtedness; (y) the mandatory prepayment of any bridge financing made with the proceeds of permanent financing or the proceeds of asset sales or equity issuances; or (z) any event, so long as such event does not otherwise cause a Default or Event of Default under any Loan Documents, requiring the repurchase, repayment or redemption (automatically or otherwise) or an offer to repurchase, prepay or redeem any Indebtedness, or the delivery of any notice with respect thereto, solely as a result of the Company’s or any of its Subsidiaries’ failure to consummate a merger or other acquisition contemplated to be funded in whole or in part with the proceeds of such Indebtedness; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Facility Guarantor, the Company or any of their Subsidiaries is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Facility Guarantor, the Company or any of their

Subsidiaries is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Facility Guarantor, the Company or any of their Subsidiaries as a result thereof is equal to or greater than the Threshold Amount, and in the case of any Early Termination Date resulting from such a Termination Event, such Early Termination Date is not rescinded or such Swap Termination Value is not paid within 5 Business Days following such Early Termination Date; or
(f)    Insolvency Proceedings, Etc. The Facility Guarantor, the Company or any of their Significant Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) The Facility Guarantor, the Company or any of their Significant Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (i) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)    Judgments. There is entered against the Facility Guarantor, the Company or any of their Significant Subsidiaries one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and (i) enforcement proceedings to attach or levy upon any material assets of the Company or any of its Subsidiaries are commenced by any creditor upon such judgment or order, or (i) there is a period of 20 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect, or such judgment is not satisfied, vacated or discharged; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Facility Guarantor under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (i) the Facility Guarantor or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)    Invalidity of Loan Documents. Any provision of any Loan Document that is material (in the determination of the Required Lenders), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)    Change of Control. There occurs any Change of Control.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, subject to Section 8.04, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company to the maximum extent permitted by applicable law;
(c)    [reserved]; and
(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender; and provided further, however, that the Required Tranche 1 Lenders and the Required Tranche 2 Lenders shall not have any power or authority under this Section 8.02 separate or apart from that of the Administrative Agent and the Required Lenders with respect to all Loans and other Obligations.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.17, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
8.04    Certain Funds Provisions. Notwithstanding anything to the contrary herein or in any Loan Document, during the Availability Period, and notwithstanding (i) that any representation or warranty made on the Effective Date or the Closing Date (excluding for the avoidance of doubt, the Specified Representations and/or Acquisition Representations made on the Closing Date) was incorrect, (i) any failure by the Facility Guarantor, Company or any of its Subsidiaries to comply with the affirmative covenants, negative covenants, financial covenants or any other obligation under this Agreement, related notes (including the Notes), related fee letters (including the Fee Letter) or any other Loan Document, (i) any provision to the contrary in this Agreement or in any Loan Document or otherwise or (i) that any condition to the Effective Date may subsequently be determined not to have been satisfied, neither the Administrative Agent nor any Lender shall be entitled to (1) cancel any of its Commitments (except as set forth in Section 2.06(c)), (2) rescind, terminate or cancel this Agreement or any Loan Document or exercise any right or remedy or make or enforce any claim under this Agreement, related notes (including the Notes), related fee letters (including the Fee Letter) or any Loan Document or otherwise it may have to the extent to do so would prevent, limit or delay the making of its Loans hereunder, (3) refuse to participate in making its Loan hereunder or (4) exercise any right of set-off or counterclaim in respect of its Loan hereunder to the extent to do so would prevent, limit or delay the making of its Loan; provided in each case that the applicable conditions to the making of such loans precedent set forth in Section 4.02 have been satisfied or waived on or prior to the Closing Date; provided, further, that with respect to items (1) through (4) above, the foregoing shall not apply if an Event of Default pursuant to Section 8.01(f) or (g) with respect to the Facility Guarantor or the Company has occurred and is continuing under this Agreement.  For the avoidance of doubt, immediately after the expiration of the Availability Period, all of the rights, remedies and entitlements of the Administrative Agent and the Lenders shall be available notwithstanding that such rights were not available prior to such time as a result of the foregoing.
ARTICLE IX.
ADMINISTRATIVE AGENT
9.01    Appointment and Authority. Each of the Lenders hereby irrevocably appoints Goldman Sachs Bank USA to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender,” “Lenders,” “Tranche 1 Lender,” “Tranche 1 Lenders,” “Tranche 2 Lender,” or “Tranche 2 Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Facility Guarantor or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Loan Party or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which (i) shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, (i) shall be a Lender or an Affiliate of a Lender and (i) shall have accepted such appointment. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(a)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(b)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable) and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender.
9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 11.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, judicial manager, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the

Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
9.10    Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent to accept Liens granted to the Administrative Agent for the benefit of the Lender Parties pursuant to Section 7.01(m) or otherwise, and, at its option and in its discretion,
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than unasserted indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made), (i) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (i) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;
(b)    to subordinate any Lien as may hereafter be granted on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(k); and
(c)    to release any Subsidiary Guarantor (but not the Facility Guarantor) from its obligations under the Guaranty if:
(i)    the circumstances causing the Company to cause such Subsidiary to become a Subsidiary Guarantor pursuant to Section 6.16 no longer exist (or, substantially concurrently with the release of such Subsidiary Guarantor or if as a result of the release of such Subsidiary Guarantor, will no longer exist) (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a Subsidiary Guarantee pursuant to Section 6.16);
(ii)    if such Subsidiary Guarantor ceases (or, substantially concurrently with the release of such Subsidiary Guarantor, will cease) to be a Subsidiary of the Company in accordance with the terms hereof;
(iii)    upon the merger or consolidation of such Subsidiary Guarantor with and into the Company or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Company or another Guarantor;

(iv)    other than with respect to Target, upon the merger or consolidation of such Subsidiary Guarantor with and into another Subsidiary of the Facility Guarantor that is not the Company or a Guarantor with such other Subsidiary being the surviving Person in such merger or consolidation, or upon liquidation of such Subsidiary Guarantor following the transfer of all of its assets to a Subsidiary that is not a Subsidiary Guarantor;
(v)    upon payment in full of the aggregate principal amount of all Loans and guaranteed Obligations then due and owing; or
(vi)    without limiting the provisions above, in the case of the Target, if both (x) the Target and the Acquired Business are Subsidiaries of the Company (without giving effect to clause (y) of the final sentence of the definition thereof) and (y) the Existing Target Notes (and any refinancings, refundings, renewals or extensions thereof) are obligations solely of the Company (and, at the option of the Company, the Facility Guarantor), substantially concurrently with the release of such Subsidiary Guarantor or if as a result of the release of such Subsidiary Guarantor, both such conditions will be satisfied.
Upon any such occurrence specified in this Section 9.10(c), the Administrative Agent shall execute any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of the applicable Guarantee.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 9.10.
ARTICLE X.
CONTINUING GUARANTY
10.01    Guaranty. The Facility Guarantor and each other Subsidiary of the Facility Guarantor or the Company (without giving effect to clause (y) of the final sentence of the definition thereof) that becomes a guarantor hereunder as a result of Section 6.15 or Section 6.16 (such entity, a “Subsidiary Guarantor” and, together with the Facility Guarantor, the “Guarantors”) hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Company to the Lender Parties, arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Lender Parties in connection with the collection or enforcement thereof). Without limiting the generality of the foregoing, the Obligations shall, to the maximum extent permitted by applicable law, include any such indebtedness, obligations and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Loan Party under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the applicable

Guarantor, and conclusive for the purpose of establishing the amount of the Obligations absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of either Guarantor under this Guaranty (other than full payment and performance), and each Guarantor hereby irrevocably waives to the maximum extent permitted by applicable law any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
10.02    Rights of Lenders. Each Guarantor consents and agrees to the maximum extent permitted by applicable law that the Lender Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (a) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (a) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (a) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
10.03    Certain Waivers. Each Guarantor waives to the maximum extent permitted by applicable law (a) any defense arising by reason of any disability or other defense of the Company or any other guarantors, or the cessation from any cause whatsoever (including any act or omission of any Lender Party) of the liability of the Company; (a) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Company; (a) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (a) any right to proceed against the Company, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Lender Party whatsoever; (a) any benefit of and any right to participate in any security now or hereafter held by any Lender Party; (a) any defense arising from any law or regulation of any jurisdiction or any other event affecting any term of an obligation of such Guarantor; and (a) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties (other than full payment and performance). Each Guarantor expressly waives to the maximum extent permitted by applicable law all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.
10.04    Obligations Independent; Limitations on Guarantees.

(a)    The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against either Guarantor or both of the Guarantors to enforce this Guaranty whether or not the Company or any other person or entity is joined as a party.
(b)    Notwithstanding any other provisions of this Agreement, the obligations of each Guarantor under its Guarantee shall be limited under the relevant laws applicable to such Guarantor and the granting of such Guarantees (including laws relating to corporate benefit, capital preservation, financial assistance, fraudulent conveyances and transfers, voidable preferences, or transactions under value) to the maximum amount payable such that such Guarantees shall not constitute a fraudulent conveyance, fraudulent transfer, voidable preference, a transaction under value or unlawful financial assistance or otherwise, or under similar laws affecting the rights of creditors generally, cause the Guarantor to be insolvent under relevant law or such Guarantee to be void, unenforceable or ultra vires or cause the directors and officers of such Guarantor to be held in breach of applicable corporate or commercial law providing for such Guarantee. The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including but not limited to any Guarantee by it of other indebtedness), and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Agreement, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.
10.05    Subrogation. Each Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any other amounts payable under this Guaranty have been indefeasibly paid and performed in full (other than unasserted indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made) and the Commitments are terminated. If any amounts are paid to either Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lender Parties and shall forthwith be paid to the Lender Parties to reduce the amount of the Obligations, whether matured or unmatured.
10.06    Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash (other than unasserted indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made) and the Commitments and Facilities are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Company or any Guarantor is made, or any of the Lender Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Lender Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Lender Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.
10.07    Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Company owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Company to such Guarantor as subrogee of the Lender Parties or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Lender Parties so request after the occurrence and during the continuance of an Event of Default, any such obligation or indebtedness of the Company to the applicable Guarantor shall be enforced and performance received by such Guarantor as trustee for the Lender Parties and the proceeds thereof shall be paid over to the Lender Parties on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.
10.08    Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against either Guarantor or the Company under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Lender Parties.
10.09    Condition of the Company. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Company and any other guarantor such information concerning the financial condition, business and operations of the Company and any such other guarantor as such Guarantor requires, and that none of the Lender Parties has any duty, and such Guarantor is not relying on the Lender Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Company or any other guarantor (such Guarantor waiving any duty on the part of the Lender Parties to disclose such information and any defense relating to the failure to provide the same).
ARTICLE XI.
MISCELLANEOUS
11.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the applicable Loan Party and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    [reserved];

(b)    extend or increase the Commitment of any Lender under any Tranche (or reinstate any Commitment under any Tranche terminated, subject to Section 8.04, pursuant to Section 8.02) without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that (i) only the consent of the Required Tranche 1 Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Company to pay interest at the Default Rate, in respect of any payments to the Tranche 1 Lenders, and (ii) only the consent of the Required Tranche 2 Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Company to pay interest at the Default Rate, in respect of any payments to the Tranche 2 Lenders;
(e)    change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(f)    [reserved];
(g)    [reserved];
(h)    [reserved];
(i)    [reserved];
(j)    (A) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender, (B) change any provision of this Section or the definition of “Required Tranche 1 Lenders” or any other provision hereof specifying the number or percentage of Tranche 1 Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Tranche 1 Lender, or (C) change any provision of this Section or the definition of “Required Tranche 2 Lenders” or any other provision hereof specifying the number or percentage of Tranche 2 Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Tranche 2 Lender;
(k)    except as otherwise permitted or contemplated by this Agreement, otherwise change the provisions of any Loan Document in a manner that by its terms could reasonably be expected, in any material respect, to adversely affect payments due to Lenders holding Loans in a particular

Tranche differently from the rights of Lenders holding Loans in the other Tranche without the prior written consent of the requisite Lenders in the adversely and differently affected Tranche (i.e., in the case of Tranche 1, the Required Tranche 1 Lenders, and in the case of Tranche 2, the Required Tranche 2 Lenders);
(l)    release the Facility Guarantor from the Guaranty without the written consent of each Lender;
and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender under any Tranche may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
11.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Company or any other Loan Party, or the Administrative Agent, to the address, telecopier or facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)    if to any other Lender, to the address, telecopier or facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Facility Guarantor or the Company).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier or facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE LOAN PARTY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE LOAN PARTY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE LOAN PARTY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any Loan Party’s or the Administrative Agent’s transmission of Loan Party Materials or notices through the platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)    Change of Address, Etc. Each of the Company, the Facility Guarantor, any other Loan Party and the Administrative Agent may change its address, telecopier, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier, facsimile or telephone number for notices and other communications hereunder by notice to the Company and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier or facsimile number and electronic mail address to which notices and other communications may be sent and (i) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Loan Party Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Loan Party or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Committed Loan Notices) purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Loan Party shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 and subject to Section 8.04 for the benefit of all the Lenders; provided, however, that the foregoing shall not, subject to Section 8.04, prohibit

(a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13 and Section 8.04), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02, subject to Section 8.04 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13 and Section 8.04, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Company shall pay (i) all reasonable, documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (i) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, but limited to one firm of counsel for the Administrative Agent and the Lenders and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case for the Administrative Agent and the Lenders (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Company of such conflict and thereafter, retains its own counsel, of another firm of counsel for such affected Person)) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    Indemnification by Loan Parties. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (i) any Loan or the use or proposed use of the proceeds therefrom, (i) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Facility Guarantor or any of its Subsidiaries, or any Environmental Liability related in any way to the Facility Guarantor or any of its Subsidiaries, or (i) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Facility Guarantor, the Company, or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any Related Party of such Indemnitee, (y) result from a claim brought by the Facility Guarantor, the Company, or any other Loan Party against an Indemnitee or any Related Party of such Indemnitee for material breach of such Indemnitee’s or Related Party’s obligations hereunder or under any other Loan Document, if the Facility Guarantor, the Company, or such other Loan Party, as the case may be, has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) result from disputes solely between or among Indemnitees (other than any claims against any Indemnitee in its capacity as the Administrative Agent, an Arranger or any similar role under this Agreement or any other Loan Documents or any of their Subsidiaries or Affiliates (in each case, acting in its capacity as such)) and not arising out of or involving any act or omission of the Company or any of its Subsidiaries or Affiliates (including their officers, directors, employees or controlling Persons). Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or liabilities arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Company or the Facility Guarantor for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), in its capacity as such, or against any Related Party acting for the Administrative Agent (or any such sub-agent), in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
11.05    Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (a) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
11.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (i) by way of participation in accordance with the provisions of subsection (d) of this Section, or (i) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Notwithstanding anything to the contrary in this Section

11.06, prior to the funding of the Loans on the Closing Date, no Lender may assign or otherwise transfer any of its rights of obligations hereunder to any Person other than an Eligible Lender. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment under any Tranche and the Loans at the time owing to it); provided that (in each case with respect to any Tranche) any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment (in each case with respect to any Tranche) or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignment) that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate and the Loans at the time owing to it under such Tranche or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of any Commitment or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Tranches hereunder on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Company shall be required; provided that, solely after the funding of the Loans on the Closing Date, (x) such consent shall not be unreasonably withheld or delayed and (y) no such consent shall be required if (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, further, that, after the Closing Date, the Company shall be deemed to have consented to any such assignment unless it shall object thereto in writing (including email) to the Administrative Agent within ten (10) Business Days after having received notice thereof; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Facility Guarantor or any of the Facility Guarantor’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Company (and such agency being non-fiduciary and solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, a Defaulting Lender or the Facility Guarantor or any of the Facility Guarantor’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (i) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (i) the Company, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to

Section 11.01 that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall have agreed to keep such Information confidential), (a) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National

Association of Insurance Commissioners), (a) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (a) to any other party hereto, (a) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (a) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or (i) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder, (a) on a confidential basis to, upon the request of, (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (i) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (a) with the prior written consent of the Company, (a) on a confidential basis to any credit insurance provider relating to the Company and its obligations, or (a) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Facility Guarantor, the Company or any of their Subsidiaries and that is not in breach of a confidentiality obligation to the Facility Guarantor or to the Company or any of their Subsidiaries. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Arrangers and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments, but only to the extent consistent with information that has previously been publicly disclosed by the Facility Guarantor.
For purposes of this Section, “Information” means all information received from the Facility Guarantor or any Subsidiary relating to the Facility Guarantor or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Facility Guarantor or any Subsidiary (from a source other than the Facility Guarantor or any Subsidiary and that is not in breach of a confidentiality obligation to the Facility Guarantor or any Subsidiary), provided that, in the case of information received from the Facility Guarantor or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised reasonable care or the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Facility Guarantor or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

If any Loan Party provides the Lender Parties with personal data of any individual as required by or pursuant to the Loan Documents, that Loan Party represents and warrants to the Lender Parties that it has, to the extent required by law, (a) notified the relevant individual of the purposes for which data will be collected, processed, used or disclosed, and (b) obtained such individual’s consent for, and hereby consents on behalf of such individual to, the collection, processing, use and disclosure of his/her personal data by the Lender Parties, in each case, in accordance with or for the purposes of the Loan Documents. Each Loan Party agrees and undertakes to notify the Administrative Agent promptly upon its becoming aware of the withdrawal by the relevant individual of his/her consent to the collection, processing, use and/or disclosure by any Lender Party of any personal data provided by that Loan Party to any Lender Party.     Any consent given pursuant to this Agreement in relation to personal data shall, subject to all applicable laws and regulations, survive death, incapacity, bankruptcy or insolvency of any such individual and the termination or expiration of this Agreement.
11.08    Right of Setoff. Subject to Section 8.04, if an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Company or any other Loan Party against any and all of the obligations of the Company or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than unasserted indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made).
11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (a) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13    Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the

Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
Notwithstanding the foregoing, in connection with any replacement of a Lender under this Section 11.13, if a Lender that is being replaced pursuant to the provisions of Section 3.06, or is a Defaulting Lender or a Non-Consenting Lender, as applicable, that was provided notice as set forth in the previous paragraph does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (b) the date as of which all obligations of the Company owing to such Lender that is being replaced pursuant to the provisions of Section 3.06, of that is a Defaulting Lender or a Non-Consenting Lender, as applicable, relating to the Loans so assigned shall be paid in full to such Lender, then such Lender that is being replaced pursuant to the provisions of Section 3.06, of is a Defaulting Lender or a Non-Consenting Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date, and the Administrative Agent shall record such assignment in the Register.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
11.14    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, IT IS UNDERSTOOD AND AGREED THAT ANY DETERMINATIONS AS TO (I) WHETHER ANY REPRESENTATIONS AND WARRANTIES MADE BY OR ON BEHALF OF, OR WITH RESPECT TO, THE TARGET OR ANY OF ITS SUBSIDIARIES IN THE ACQUISITION AGREEMENT HAVE BEEN BREACHED, (II) WHETHER THE FACILITY GUARANTOR (AND ANY OF ITS AFFILIATES THAT IS A PARTY TO THE ACQUISITION AGREEMENT) CAN TERMINATE ITS (AND THEIR) OBLIGATIONS UNDER SUCH AGREEMENT (OR OTHERWISE DECLINE TO CONSUMMATE THE ACQUISITION) WITHOUT LIABILITY TO ANY OF THEM, AND (III) WHETHER A COMPANY MATERIAL ADVERSE EFFECT HAS OCCURRED SHALL, IN EACH CASE, BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF; PROVIDED, FURTHER, THAT WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT (INCLUDING FOR PURPOSES OF SECTION 8.2(A) OF THE ACQUISITION AGREEMENT), SHALL BE GOVERNED BY THE OHIO GENERAL CORPORATION LAW, INCLUDING MATTERS RELATING TO THE FILING OF THE CERTIFICATE OF MERGER (AS DEFINED IN THE ACQUISITION AGREEMENT) AND THE EFFECTS OF THE MERGER. NOTWITHSTANDING THE FOREGOING, EACH OF THE PARTIES AGREES THAT (I) IF ALL SUCH NEW YORK COURTS DECLINE JURISDICTION OVER ANY PERSON, OR DECLINE (OR IN THE CASE OF THE FEDERAL DISTRICT COURT, LACK) JURISDICTION OVER ANY SUBJECT MATTER OF SUCH ACTION OR PROCEEDING, A LEGAL ACTION OR PROCEEDING MAY BE BROUGHT WITH RESPECT THERETO IN ANOTHER COURT HAVING JURISDICTION AND (II) IN THE EVENT A LEGAL ACTION OR PROCEEDING IS BROUGHT AGAINST ANY PARTY HERETO OR INVOLVING ANY OF ITS ASSETS OR PROPERTY IN ANOTHER COURT (WITHOUT ANY COLLUSIVE ASSISTANCE BY SUCH PARTY OR ANY OF ITS SUBSIDIARIES OR AFFILIATES), NOTHING HEREIN SHALL PREVENT SUCH PARTY FROM ASSERTING A CLAIM OR DEFENSE (INCLUDING ANY CLAIM OR DEFENSE THAT THIS SECTION 11.14(B) WOULD OTHERWISE REQUIRE TO BE ASSERTED IN A LEGAL PROCEEDING IN A NEW YORK COURT) IN ANY SUCH ACTION OR PROCEEDING.
(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY

FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(c)    WAIVER OF VENUE. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers, are arm’s-length commercial transactions between each Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A), the Administrative Agent, each Lender and each Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its respective Affiliates or any other Person and (B) neither the Administrative Agent nor any Lender nor the Arrangers have any obligation to any Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Lender and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Lender nor any Arranger has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, the Guarantors, the Company, and each other Loan Party, each hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Each Guarantor, the Company, and other Loan Party agree that it will not claim that the Administrative Agent, the Lenders or the Arrangers have rendered advisory services of any nature or respect or owe a fiduciary or similar duty to any Guarantor, the Company, or other Loan Party, in connection with such transactions or the process leading thereto.
11.17    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any Loan Document or any other document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, or such Lender pursuant to procedures approved by it and provided, further, without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

11.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
11.19    [RESERVED].
11.20    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution;
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
11.21     ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DISCOVERY COMMUNICATIONS, LLC

By: /s/ Fraser Woodford Name: Fraser Woodford Title: Senior Vice President, Treasury and Investment

DISCOVERY COMMUNICATIONS, INC.

By: /s/ Fraser Woodford Name: Fraser Woodford Title: Senior Vice President, Treasury and Investment

Discovery Communications, LLC
2017 Term Loan Credit Agreement

GOLDMAN SACHS BANK USA, as
Administrative Agent
By: /s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

Discovery Communications, LLC
2017 Term Loan Credit Agreement

GOLDMAN SACHS BANK USA, as a
Lender
By: /s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

Discovery Communications, LLC
2017 Term Loan Credit Agreement

BANK OF AMERICA, N.A., as a Lender
By: /s/ Marie F. Harrison
Name: Marie F. Harrison
Title: Director

Discovery Communications, LLC
2017 Term Loan Credit Agreement

BARCLAYS BANK PLC, as a Lender
By: /s/ Chris Walton
Name: Chris Walton
Title: Director

Discovery Communications, LLC
2017 Term Loan Credit Agreement

BNP PARIBAS, as a Lender
By: /s/ Nicole Rodriguez
Name: Nicole Rodriguez
Title: Director

By: /s/ Ade Adedeji
Name: Ade Adedeji
Title: Vice President

Discovery Communications, LLC
2017 Term Loan Credit Agreement

CITIBANK, N.A., as a Lender
By: /s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

Discovery Communications, LLC
2017 Term Loan Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By: /s/ Christopher Day
Name: Christopher Day
Title: Authorized Signatory

By: /s/ Tino Schaufelberger
Name: Tino Schaufelberger
Title: Authorized Signatory

Discovery Communications, LLC
2017 Term Loan Credit Agreement

MIZUHO BANK, LTD., as a Lender
By: /s/ Daniel Guevara
Name: Daniel Guevara
Title: Authorized Signatory

Discovery Communications, LLC
2017 Term Loan Credit Agreement

ROYAL BANK OF CANADA, as a Lender
By: /s/ Allan Kortan
Name: Allan Kortan
Title: Authorized Signatory

Discovery Communications, LLC
2017 Term Loan Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender
By: /s/ Laura Gimena
Name: Laura Gimena
Title: Director

Discovery Communications, LLC
2017 Term Loan Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender
By: /s/ Ola Anderssen
Name: Ola Anderssen
Title: Director

Discovery Communications, LLC
2017 Term Loan Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By: /s/ Yvonne Tilden
Name: Yvonne Tilden
Title: Managing Director

Discovery Communications, LLC
2017 Term Loan Credit Agreement

HSBC BANK USA, N.A., as a Lender
By: /s/ John P Treadwell Jr
Name: John P Treadwell Jr
Title: SVP

Discovery Communications, LLC
2017 Term Loan Credit Agreement

SUNTRUST BANK, as a Lender
By: /s/ Sheryl Squires Kerley
Name: Sheryl Squires Kerley
Title: Vice President

Discovery Communications, LLC
2017 Term Loan Credit Agreement

WELLS FARGO BANK, as a Lender
By: /s/ Nicholas Grocholski
Name: Nicholas Grocholski
Title: Director

Discovery Communications, LLC
2017 Term Loan Credit Agreement

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

Tranche 1 Lenders	Commitment	Applicable Percentage
Goldman Sachs Bank USA	$87,750,000.00	8.775000000%
Bank of America, N.A.	$87,750,000.00	8.775000000%
Barclays Bank PLC	$87,750,000.00	8.775000000%
BNP Paribas	$87,750,000.00	8.775000000%
Citibank, N.A.	$87,750,000.00	8.775000000%
Credit Suisse AG, Cayman Islands Branch	$87,750,000.00	8.775000000%
Mizuho Bank, Ltd.	$87,750,000.00	8.775000000%
Royal Bank of Canada	$87,750,000.00	8.775000000%
The Bank of Nova Scotia	$49,666,666.67	4.966666667%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$49,666,666.67	4.966666667%
Deutsche Bank AG New York Branch	$49,666,666.67	4.966666667%
HSBC Bank USA, N.A.	$49,666,666.67	4.966666667%
SunTrust Bank	$49,666,666.66	4.966666666%
Wells Fargo Bank, National Association	$49,666,666.66	4.966666666%
Total Tranche 1	$1,000,000,000.00	100.000000000%

Tranche 2 Lenders	Commitment	Applicable Percentage
Goldman Sachs Bank USA	$87,750,000.00	8.775000000%
Bank of America, N.A.	$87,750,000.00	8.775000000%
Barclays Bank PLC	$87,750,000.00	8.775000000%
BNP Paribas	$87,750,000.00	8.775000000%
Citibank, N.A.	$87,750,000.00	8.775000000%
Credit Suisse AG, Cayman Islands Branch	$87,750,000.00	8.775000000%
Mizuho Bank, Ltd.	$87,750,000.00	8.775000000%
Royal Bank of Canada	$87,750,000.00	8.775000000%
The Bank of Nova Scotia	$49,666,666.67	4.966666667%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$49,666,666.67	4.966666667%
Deutsche Bank AG New York Branch	$49,666,666.67	4.966666667%
HSBC Bank USA, N.A.	$49,666,666.67	4.966666667%
SunTrust Bank	$49,666,666.66	4.966666666%
Wells Fargo Bank, National Association	$49,666,666.66	4.966666666%
Total Tranche 2	$1,000,000,000.00	100.000000000%

Total Tranche 1 and Tranche 2	$2,000,000,000.00	100.000000000%

Schedule 2.01

Schedule 2.01

EXHIBIT A
FORM OF COMMITTED LOAN NOTICE
Date: ___________, _____
To:    Goldman Sachs Bank USA, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of August 11, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Discovery Communications, LLC, a Delaware limited liability company (the “Company”), Discovery Communications, Inc., a Delaware corporation (the “Guarantor”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Goldman Sachs Bank USA, as Administrative Agent.
The Company hereby requests on behalf of itself (select one):

A Borrowing of Tranche [1][2] Loans	A conversion or continuation of Tranche [1][2] Loans

1.	On _________________________ (a Business Day).

2.	In the amount of _______________.

3.	Comprised of ______________________________.
[Type of Committed Loan requested]

4.	For Eurocurrency Rate Loans: with an Interest Period of __________ months.

A-1
Form of Committed Loan Notice

The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement. This notice may be revoked at any time prior to the funding of the Loans.
DISCOVERY COMMUNICATIONS, LLC
By:
Name:
Title:

A-2
Form of Committed Loan Notice

EXHIBIT B
[RESERVED]

B-1

EXHIBIT C-1
FORM OF NOTE
(TRANCHE 1 LOANS)
_______________, _______
FOR VALUE RECEIVED, the undersigned hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Tranche 1 Loan made by the Lender to the Company (as defined below) under that certain Credit Agreement, dated as of August 11, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Discovery Communications, LLC, a Delaware limited liability company (the “Company”), Discovery Communications, Inc., a Delaware corporation (the “Guarantor”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Goldman Sachs Bank USA, as Administrative Agent.
The Company promises to pay interest on the unpaid principal amount of each Tranche 1 Loan from the date of such Tranche 1 Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Same Day Funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note (this “Note”) is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, after the expiry of the Availability Period, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Tranche 1 Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this and endorse thereon the date, amount and maturity of its Tranche 1 Loans and payments with respect thereto.
The Company, for itself, its successors and assigns, hereby waives to the maximum extent permitted by applicable law diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
[Remainder of page intentionally left blank]

C-1
Form of Note
(Tranche 1 Loans)

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
DISCOVERY COMMUNICATIONS, LLC

By:
Name:
Title:

C-2
Form of Note
(Tranche 1 Loans)

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________

C-3
Form of Note
(Tranche 1 Loans)

EXHIBIT C-2
FORM OF NOTE
(TRANCHE 2 LOANS)
_______________, _______
FOR VALUE RECEIVED, the undersigned hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Tranche 2 Loan made by the Lender to the Company (as defined below) under that certain Credit Agreement, dated as of August 11, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Discovery Communications, LLC, a Delaware limited liability company (the “Company”), Discovery Communications, Inc., a Delaware corporation (the “Guarantor”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Goldman Sachs Bank USA, as Administrative Agent.
The Company promises to pay interest on the unpaid principal amount of each Tranche 2 Loan from the date of such Tranche 2 Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Same Day Funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note (this “Note”) is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, after the expiry of the Availability Period, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Tranche 2 Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Tranche 2 Loans and payments with respect thereto.
The Company, for itself, its successors and assigns, hereby waives to the maximum extent permitted by applicable law diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
[Remainder of page intentionally left blank]

Form of Note
(Tranche 2 Loans)

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
DISCOVERY COMMUNICATIONS, LLC

By:
Name:
Title:

Form of Note
(Tranche 2 Loans)

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________

Form of Note
(Tranche 2 Loans)

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: _______________, _____
To:    Goldman Sachs Bank USA, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of August 11, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Discovery Communications, LLC, a Delaware limited liability company (the “Company”), Discovery Communications, Inc., a Delaware corporation (the “Guarantor”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Goldman Sachs Bank USA, as Administrative Agent.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _____________________________________________ of the Guarantor, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Guarantor, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Guarantor has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Guarantor ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section. The Guarantor has also delivered the year-end unaudited financial statements required by Section 6.01(a) of the Agreement. Such financial statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Guarantor and its Subsidiaries.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Guarantor has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Guarantor ended as of the above date. Such consolidated financial statements fairly present the financial condition, results of operations and cash flows of the Guarantor and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Guarantor and its Subsidiaries.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Guarantor during the accounting period covered by such financial statements.

Form of Compliance Certificate

3.    A review of the activities of the Guarantor, the Company and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties performed and observed all their Obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned, during such fiscal period, each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[to the best knowledge of the undersigned, during such fiscal period, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate. [With respect to each Specified Transaction or significant acquisition or disposition consummated during the Measurement Period ended as of the Financial Statement Date set forth above, Schedule 3 sets forth pro forma adjustments to Schedules 1 and 2 required by Section 1.03(d) of the Agreement in respect of such Specified Transaction.]
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, ________
DISCOVERY COMMUNICATIONS, INC.
By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 7.11 (b) – Consolidated Interest Coverage Ratio.

A.	Consolidated EBITDA (in accordance with the definition of Consolidated EBITDA as set forth in the Agreement) for four consecutive fiscal quarters ending on above date (“Subject Period”):

1.	Consolidated Net Income for Subject Period: $

2.	Consolidated Interest Charges for Subject Period: $

3.	Provision for income taxes for Subject Period: $

4.	Depreciation expenses for Subject Period: $

5.	Amortization expenses (other than Film Rights Amortization but including amortization expense from launch and representation rights) for Subject Period: $

6.	Non-cash expense related to long term incentive plans: $

7.	Non cash amounts attributable to minority interests: $

8.	Non-cash amounts attributable to losses on equity interests in unconsolidated Persons: $

9.	Non-recurring non-cash expenses or losses reducing Consolidated Net Income for Subject Period: $

10.	Income tax credits for Subject Period: $

Form of Compliance Certificate

11.	Non-recurring non-cash gains increasing Consolidated Net Income for Subject Period: $

12.	Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6+ 7+ 8+ 9 – 10 – 11): $

B.	Consolidated Interest Charges for Subject Period: $

C.	Consolidated Interest Coverage Ratio (Line I.A.9 ÷ Line I.B): to 1
Minimum required: 3.00 to 1

Form of Compliance Certificate

II.	Section 7.11 (c) – Consolidated Leverage Ratio.

A.	Consolidated Funded Indebtedness at Statement Date: $

B.	Consolidated EBITDA for Subject Period (Line I.A.9 above): $

C.	Consolidated Leverage Ratio (Line II.A ÷ Line II.B): to 1
Maximum permitted: [___] to 1

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Agreement)

Consolidated EBITDA	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Twelve Months Ended __________
Consolidated Net Income
+
+
+
+
+
+
+
+
- income tax credits
- non-recurring non-cash gains
= Consolidated EBITDA

Form of Compliance Certificate

SCHEDULE 3
to the Compliance Certificate
($ in 000’s)
Specified Transactions / Significant Dispositions and Acquisitions
(Pro Forma Adjustments)

Form of Compliance Certificate

EXHIBIT E-1
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the Credit Agreement identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]: ______________________________
______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]: ______________________________ ___________________________ [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Company: Discovery Communication, LLC

E-1-1
Form of Assignment and Assumption

4.	Administrative Agent: Goldman Sachs Bank USA, as the administrative agent under the Credit Agreement

5.
Credit Agreement:     Credit Agreement, dated as of August 11, 2017, among Discovery Communications, LLC, Discovery Communications, Inc., the Lenders from time to time party thereto, and Goldman Sachs Bank USA, as Administrative Agent

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Aggregate Amount of Tranche [1][2] Commitments or Loans for all Lenders	Amount of Tranche [1][2] Commitment or Loans Assigned*	Percentage Assigned of Tranche [1][2] Commitment or Loans
		$_______________	$____________	___________%
		$_______________	$____________	___________%
		$_______________	$____________	___________%

[7.	Trade Date: __________________]
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
[Remainder of page intentionally left blank]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]
[NAME OF ASSIGNOR]
By:
Title:
[NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]
By:
Title:

E-1-2
Form of Assignment and Assumption

[NAME OF ASSIGNEE]
By:
Title:

[Consented to and] Accepted:
GOLDMAN SACHS BANK USA, as
Administrative Agent
By: _________________________________
Title:

[Consented to:]
DISCOVERY COMMUNICATIONS, LLC
By:
Name:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
Credit Agreement dated as of August 11, 2017, among Discovery Communications, LLC, Discovery Communications, Inc., the Lenders from time to time party thereto and
Goldman Sachs Bank USA, as Administrative Agent
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or

E-1-3
Form of Assignment and Assumption

representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall

E-1-4
Form of Assignment and Assumption

constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
[Remainder of page intentionally left blank]

E-1-5
Form of Assignment and Assumption

EXHIBIT E-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

See attached.

E-2-1
Form of Administrative Questionnaire

EXHIBIT G
[Reserved]

G-1
Form of Opinion

EXHIBIT H

[RESERVED]

H-1

EXHIBIT I

[RESERVED]

I-1

EXHIBIT K-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of August 11, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Discovery Communications, LLC, a Delaware limited liability company (the “Company”), Discovery Communications, Inc., a Delaware corporation, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Goldman Sachs Bank USA, as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT K-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of August 11, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Discovery Communications, LLC, a Delaware limited liability company (the “Company”), Discovery Communications, Inc., a Delaware corporation, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Goldman Sachs Bank USA, as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT K-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of August 11, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Discovery Communications, LLC, a Delaware limited liability company (the “Company”), Discovery Communications, Inc., a Delaware corporation, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Goldman Sachs Bank USA, as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT K-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of August 11, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Discovery Communications, LLC, a Delaware limited liability company (the “Company”), Discovery Communications, Inc., a Delaware corporation, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Goldman Sachs Bank USA, as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
DATE: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT L
FORM OF SOLVENCY CERTIFICATE
Date: _____, 20[ ]
To the Administrative Agent and each of the Lenders party to the Credit Agreement referred to below:

I, the undersigned, the [Chief Financial Officer] of Discovery Communications, Inc., a Delaware Corporation (the “Parent”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon (i) facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such fact and circumstances after the date hereof) and (ii) such materials and information as I have deemed relevant to the determination of the matters set forth in this certificate, that:
1.    This certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 4.02(g) of the Credit Agreement, dated as of August 11, 2017, among the Parent, Discovery Communications, LLC, the lenders from time to time party thereto and Goldman Sachs Bank USA, in its capacity as administrative agent for the lenders (the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.
2.    For purposes of this certificate, the terms below shall have the following definitions:
(a)    “Fair Value”
The amount at which the assets (both tangible and intangible), in their entirety, of the Parent and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.
(b)    “Present Fair Salable Value”
The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Parent and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.
(c)    “Stated Liabilities”
The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Parent and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.
(d)    “Identified Contingent Liabilities”
The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Parent and its Subsidiaries taken as a whole after giving effect to the Transactions (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as and to the extent identified and explained in terms of their nature and estimated magnitude by responsible officers of the Parent.
(e)    “Will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature”

L-1
Form of Solvency Certificate

For the period from the date hereof through the Maturity Date, the Parent and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable.
(f)    “Do not have Unreasonably Small Capital”
For the period from the date hereof through the Maturity Date, the Parent and its Subsidiaries taken as a whole after consummation of the Transactions is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period.
3.    For purposes of this certificate, I, or officers of the Parent under my direction and supervision, have performed the following procedures as of and for the periods set forth below.
(a)    I have reviewed the financial statements referred to in Section 6.01 of the Credit Agreement.
(b)    I have knowledge of and have reviewed to my satisfaction the Credit Agreement.
(c)    As [chief financial officer] of the Parent, I am familiar with the financial condition of the Parent and its Subsidiaries.
4.    Based on and subject to the foregoing, I hereby certify on behalf of the Parent that after giving effect to the consummation of the Transactions, it is my opinion that (i) the Fair Value and Present Fair Salable Value of the assets of the Parent and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) the Parent and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) the Parent and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature.
* * *

L-2
Form of Solvency Certificate

IN WITNESS WHEREOF, the Parent has caused this certificate to be executed on its behalf by its Chief Financial Officer as of the date first written above.
DISCOVERY COMMUNICATIONS, INC.
By:

Name:

Title: [Chief Financial Officer]

L-3
Form of Solvency Certificate